UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Under Rule 14a-12

SEATTLE GENETICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 17, 2007

Dear Seattle Genetics Stockholders:

On behalf of Seattle Genetics, Inc., I cordially invite you to attend our 2007 Annual Meeting of Stockholders to be held on Friday, May 25, 2007, at 11:00 a.m., local time, at our principal offices located at 21823 - 30th Drive S.E., Bothell, WA 98021.

Enclosed are the following:

•	Our Notice of Annual Meeting of Stockholders and Proxy Statement for 2007;

•	Our Annual Report on Form 10-K for 2006; and

•	A proxy card with a return envelope to record your vote.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Please read the enclosed Proxy Statement and vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided. Of course, if you attend the Annual Meeting, you will have the right to vote your shares in person.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Seattle Genetics. We look forward to seeing you at the Annual Meeting.

Sincerely,

Clay B. Siegall, Ph.D.

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

There are three ways to vote: By Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

21823 30TH DRIVE S.E.

BOTHELL, WA 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 25, 2007

The 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Seattle Genetics, Inc., a Delaware corporation (the “Company”), will be held on Friday, May 25, 2007 at 11:00 a.m. local time at the principal offices of the Company at 21823 - 30th Drive S.E., Bothell, Washington 98021, for the following purposes:

1.	To elect two directors to hold office until the 2010 Annual Meeting of Stockholders.

2.	To approve the Company’s 2007 Equity Incentive Plan (the “2007 Plan”).

3.	To approve an amendment to the Company’s 2000 Directors’ Stock Option Plan (the “Directors’ Plan”) to increase the number of shares authorized for issuance under the Directors’ Plan by 500,000 shares.

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

The Board of Directors has fixed the close of business on March 29, 2007 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you vote by Internet, by telephone or by sending in your proxy card, but then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures described in the proxy statement.

Sincerely,

Eric L. Dobmeier

Corporate Secretary

Bothell, Washington

April 17, 2007

YOUR VOTE IS IMPORTANT

There are three ways to vote: By Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

SEATTLE GENETICS, INC.

PROXY STATEMENT FOR THE

2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 25, 2007

Our Board of Directors is soliciting proxies for the 2007 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board has set the close of business on March 29, 2007 as the record date for the Annual Meeting. Stockholders of record who owned our common stock or Series A convertible preferred stock on that date are entitled to vote at and attend the Annual Meeting. Each share of common stock is entitled to one vote and each share of Series A convertible preferred stock is entitled to 0.93 votes for every share of common stock into which such share of Series A convertible preferred stock may be converted; provided, that the holders of our Series A convertible preferred stock are not entitled to vote on the election of the two directors nominated for election by the holders of our common stock at the Annual Meeting. There were 56,942,107 shares of common stock and 9,285,000 shares of Series A convertible preferred stock, on an as-converted to common stock basis, outstanding on the record date.

Voting materials, which include this Proxy Statement, a proxy card and the 2006 Annual Report, are being mailed to stockholders on or about April 17, 2007.

In this proxy statement:

•	“We,” “us,” “our” and the “Company” refer to Seattle Genetics, Inc.,

•	“Annual Meeting” means our 2007 Annual Meeting of Stockholders,

•	“Board of Directors” or “Board” means our Board of Directors and

•	“SEC” means the Securities and Exchange Commission.

We have summarized below important information with respect to the Annual Meeting.

TIME AND PLACE OF THE ANNUAL MEETING

The Annual Meeting is being held on Friday, May 25, 2007 at 11:00 a.m. local time at our principal offices located at 21823 - 30th Drive S.E., Bothell, Washington 98021.

All stockholders who owned shares of our stock as of March 29, 2007, the record date, may attend and vote on the proposals considered at the Annual Meeting, except that the holders of Series A convertible preferred stock may not vote on the two nominees for director to be voted on by the holders of common stock.

PURPOSE OF THE PROXY STATEMENT AND PROXY CARD

You are receiving this Proxy Statement and proxy card from us because you owned shares of our common stock or Series A convertible preferred stock on March 29, 2007, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint Clay B. Siegall and Eric L. Dobmeier as your representatives at the Annual Meeting. Clay B. Siegall and Eric L. Dobmeier will vote your shares, as you have instructed them on the proxy card, at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting in the event your plans change.

PROPOSALS TO BE VOTED ON AT THIS YEAR’S ANNUAL MEETING

You are being asked to vote on:

•	The election of two directors to serve on our Board of Directors,

•	The approval of the 2007 Plan,

•	The approval of an amendment to the Directors’ Plan, and

•	The ratification of our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2007 fiscal year.

The Board of Directors recommends a vote FOR each proposal.

VOTING PROCEDURE

You may vote by mail.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the Annual Meeting.

We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in street name and you wish to vote your shares at the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation.

You may vote by telephone or electronically via the Internet.

To submit your proxy by telephone or via the Internet, follow the instructions on the proxy card.

You may change your mind after you have returned your proxy or submitted your proxy by telephone or via the Internet.

If you change your mind after you return your proxy or submit your proxy by telephone or via the Internet, you may revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy with a later date,

•	submitting a new proxy by telephone,

•	submitting a new proxy via the Internet, or

•	voting in person at the Annual Meeting.

MULTIPLE PROXY CARDS

If you received more than one proxy card, it means that you hold shares in more than one account or hold shares of both our common stock and our Series A convertible preferred stock. Please sign and return all proxy cards to ensure that all your shares are voted.

QUORUM REQUIREMENT

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting, or

•	has properly submitted a proxy card.

A majority of our outstanding shares of common stock and Series A convertible preferred stock, taken together as a single class on an as-converted to common stock basis, as of the record date must be present at the Annual Meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

CONSEQUENCES OF NOT RETURNING YOUR PROXY; ABSTENTIONS AND BROKER NON-VOTES

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder or the approval or amendment of an equity compensation plan). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” Proposal No. 1 and Proposal No. 4 qualify as routine matters. Proposal No. 2 and Proposal No. 3 regarding approval of our 2007 Plan and the amendment of our Directors’ Plan, respectively, do not qualify as routine matters.

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the Annual Meeting.

REQUIRED VOTE

Assuming a quorum is present, the two nominees receiving the highest number of yes votes from holders of common stock will be elected as directors. The approval of the 2007 Plan, the approval of the amendment to increase the shares available for grant pursuant to our Directors’ Plan and the ratification of the independent registered public accounting firm will require the affirmative vote of a majority of the voting power of the shares of common stock and Series A convertible preferred stock, voting together as a single class, present in person or represented by proxy at the Annual Meeting.

VOTE SOLICITATION; NO USE OF OUTSIDE SOLICITORS

Seattle Genetics, Inc. is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may contact you by telephone, via the Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

VOTING PROCEDURES

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Mellon Investor Services, our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked and votes properly cast by telephone or Internet, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card that is returned but not marked will be voted FOR the director nominees to be voted upon by the common stock, FOR approval of the 2007 Plan, FOR amendment of the Directors’ Plan, FOR ratification of the Company’s independent registered public accounting firm and as the proxy holders deem desirable for any other matters that may properly come before the Annual Meeting, in the case of both the holders of common stock and Series A convertible preferred stock. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

PUBLICATION OF VOTING RESULTS

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2007, which we will file with the SEC. You can obtain a copy by contacting our Investor Relations Department at (425) 527-4000, by calling the SEC at (800) 732-0330 for information regarding its public reference room or through the EDGAR system at www.sec.gov.

OTHER BUSINESS

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Clay B. Siegall and Eric L. Dobmeier to vote on such matters at their discretion.

PROPOSALS FOR 2008 ANNUAL MEETING

To have your proposal included in our proxy statement for the 2008 Annual Meeting, you must submit your proposal in writing by December 15, 2007 to Eric L. Dobmeier, Corporate Secretary, Seattle Genetics, 21823 -30th Drive S.E., Bothell, Washington 98021. Proposals of stockholders intended to be considered at the 2008 Annual Meeting but not included in our proxy statement for that meeting must be received at the above address no earlier than January 26, 2008 and no later than February 25, 2008; provided, however, that in the event the date of the 2008 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the date of this year’s Annual Meeting and less than 60 days notice is given prior to the 2008 Annual Meeting, then such proposal must be received not later than the 10th day following the day on which public announcement of the date of such meeting is first made.

If you submit a proposal for the 2008 Annual Meeting after February 25, 2008 or after the 10th day following announcement of the date of the meeting, as applicable, management may or may not, at their discretion, present the proposal at that meeting, and the proxies for the 2008 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that the Board of Directors is divided into three approximately equal classes with staggered three-year terms. As a result, approximately one-third of the total number of directors will be elected every year; provided, however, that the holders of our Series A convertible preferred stock, voting together as a separate class, have the right to designate two members of our Board of Directors as summarized below.

Subject to the rights of the holders of Series A convertible preferred stock, vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred.

The Board of Directors is presently composed of eight members. The Class III directors, whose terms expire at the 2007 Annual Meeting, are Marc E. Lippman, Douglas G. Southern and Franklin M. Berger. The Class I directors, whose terms expire at the 2008 Annual Meeting, are Srinivas Akkaraju and David W. Gryska. The Class II directors, whose terms expire at the 2009 Annual Meeting, are Clay B. Siegall, Felix Baker and Daniel F. Hoth. Our stockholders only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms.

Marc E. Lippman and Franklin M. Berger have been recommended by the Nominating Committee of the Board of Directors for election at the Annual Meeting and have been nominated by the Board for election at the Annual Meeting as Class III directors for three-year terms expiring at the 2010 Annual Meeting. Douglas G. Southern has not been nominated for election and his term as director will expire at the Annual Meeting.

Marc E. Lippman and Franklin M. Berger, nominated for election by the holders of common stock at the Annual Meeting, are elected by a majority of the votes cast by holders of common stock that are present in person or represented by proxy and entitled to vote at the meeting.

The holders of our Series A convertible preferred stock, voting together as a separate class, have the right to designate two members of our Board of Directors so long as at least 37.5% of the shares of Series A convertible preferred stock issued at the closing of the Series A convertible preferred stock financing on July 8, 2003 are outstanding. If between 18.75% and 37.5% of the shares of Series A convertible preferred stock issued at the closing are outstanding, the holders of Series A convertible preferred stock have the right, voting together as a separate class, to designate one member of our Board of Directors. If less than 18.75% of the shares of Series A convertible preferred stock issued at the closing are outstanding, the rights of the Series A investors to vote separately for the election of directors shall terminate. Under the terms of an Investor Rights Agreement among us and certain of the holders of our Series A convertible preferred stock, one Series A director will be designated by J.P. Morgan Partners and one will be designated by Baker Brothers Investments. The right of J.P. Morgan Partners and Baker Brothers Investments, as applicable, to designate a director terminates if J.P. Morgan Partners or Baker Brothers Investments, as applicable, holds less than 50% of the Series A convertible preferred stock (or common stock issued upon conversion thereof) purchased by it at the closing. If J.P. Morgan Partners or Baker Brothers Investments loses its right to designate a director, then our Board of Directors may fill the vacancy or reduce the number of directors authorized in our bylaws. Pursuant to these rights, Srinivas Akkaraju and Felix Baker joined our Board of Directors upon completion of the Series A convertible preferred stock financing. The holders of Series A convertible preferred stock do not have the right to vote on members of our Board of Directors other than the nominees they designate. Consequently, because no nominee of the holders of Series A convertible preferred stock designated by J.P. Morgan Partners or Baker Brothers Investments is being elected at the Annual Meeting, such holders will not be voting for directors at the Annual Meeting.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees, as applicable. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence such shares will be voted for the election of such substitute nominees as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

NOMINEES FOR THE BOARD OF DIRECTORS

The names of the nominees and of the directors whose terms of office will continue after the Annual Meeting, their ages as of May 25, 2007 and certain other information about them are set forth below:

Name of Director Nominee	Age	Company Positions/Offices	Director Since	Term Expires
Marc E. Lippman, M.D. (1) (3)	62	Director	June 2000	2007
Franklin M. Berger (2) (3)	57	Director	June 2004	2007

Continuing Directors	Age	Company Positions/Offices	Director Since	Term Expires
Srinivas Akkaraju, M.D., Ph.D. (1) (3)	39	Director	July 2003	2008
David W. Gryska (1) (2)	51	Director	March 2005	2008
Clay B. Siegall, Ph.D.	46	President, Chief Executive Officer and Interim Chairman of the Board	December 1997	2009
Felix Baker, Ph.D. (1) (3)	38	Lead Director	July 2003	2009
Daniel F. Hoth, M.D.	61	Director	March 2006	2009

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

(3)	Member of Nominating and Corporate Governance Committee

There are no family relationships among any of the directors or named executive officers of the Company.

DIRECTOR NOMINEE PROFILES

Marc E. Lippman, M.D.    Dr. Lippman has served as one of our directors since June 2000. Since February 2001, he has been the John G. Searle Professor and Chair of the Department of Internal Medicine at the University of Michigan School of Medicine. Previously, Dr. Lippman was the Director of the Lombardi Cancer Research Center from July 1988 to February 2001, Professor and Chairman of the Department of Oncology from July 1999 to February 2001 and Professor of Medicine at Georgetown University Medical School in Washington, D.C. from July 1988 to February 2001. He also served as Chief of the Division of Hematology-Oncology at Georgetown University Medical School from July 1995 to February 2001. He was Head of the Medical Breast Cancer Section of the Medicine Branch of the National Cancer Institute from July 1976 to July 1988. Dr. Lippman has authored over 500 publications and one of the standard texts on breast cancer. He serves as chair of the Scientific Advisory Board for the Perseus-Soros Fund and is a director of Raven Biotechnologies, Inc., a privately held biotechnology company. Dr. Lippman has also served as a member of our Scientific Advisory Board since June 1998. He received a B.A., magna cum laude, from Cornell in 1964 and an M.D. from Yale where he was elected to Alpha Omega Alpha in 1968.

Franklin M. Berger, CFA    Mr. Berger has served as one of our directors since June 2004. Mr. Berger is a biotechnology industry analyst with over 25 years of experience in capital markets and financial analysis. He served most recently as Managing Director, Equity Research and Senior Biotechnology Analyst at J.P. Morgan Securities from May 1998 to March 2003. In this position, he initiated team coverage of 26 biotechnology companies and was responsible for technical, scientific and clinical due diligence as well as company selection. Previously, Mr. Berger served in similar capacities at Salomon Smith Barney from August 1997 to May 1998 and Josephthal & Co. from November 1991 to August 1997. Prior to his work as a biotechnology analyst, he managed Pantagruel Partners, a firm that developed early-stage pharmaceutical compounds for sale to drug companies and venture capital firms. He holds an M.B.A. from the Harvard Graduate School of Business Administration and an M.A. in International Economics and a B.A. in International Relations both from Johns Hopkins University. In addition to Seattle Genetics, Mr. Berger serves as a director of VaxGen, Inc., Isotechnika Inc. and Thallion Pharmaceuticals Inc., all publicly-traded biotechnology companies, and HealthShares, Inc., an investment company.

CONTINUING DIRECTOR PROFILES

Srinivas Akkaraju, M.D., Ph.D.    Dr. Akkaraju has served as one of our directors since July 2003. Since 2006, Dr. Akkaraju has been a Managing Director at Panorama Capital. Prior to that, he was with J.P. Morgan Partners, which he joined in April 2001 and became a Partner in January 2005. From October 1998 to April 2001, he was in Business and Corporate Development at Genentech, Inc., a biotechnology company, most recently as Senior Manager. Prior to joining Genentech, Dr. Akkaraju was a graduate student at Stanford University, where he received an M.D. and a Ph.D. in Immunology. He received his undergraduate degrees in Biochemistry and Computer Science from Rice University. In addition to Seattle Genetics, Dr. Akkaraju serves as a director of Barrier Therapeutics, Inc., a publicly-traded biopharmaceutical company, as well as several privately held companies.

David W. Gryska    Mr. Gryska has served as one of our directors since March 2005. Since December 2006, he has been Senior Vice President and Chief Financial Officer of Celgene Corporation. Previously, Mr. Gryska served at Scios, Inc., a biopharmaceutical company, as Senior Vice President and Chief Financial Officer from November 2000 to October 2004, and as Vice President of Finance and Chief Financial Officer from December 1998 to November 2000. From 1993 to December 1998, he served as Vice President, Finance and Chief Financial Officer at Cardiac Pathways Corporation, a medical device company which was later acquired by Boston Scientific Corporation. Prior to Cardiac Pathways, Mr. Gryska served as a partner at Ernst & Young LLP, an accounting firm. During his eleven years at Ernst & Young LLP, he focused on technology industries, with an emphasis on biotechnology and healthcare companies. Mr. Gryska holds a B.A. in accounting and finance from Loyola University and an M.B.A. from Golden Gate University.

Clay B. Siegall, Ph.D.    Dr. Siegall co-founded Seattle Genetics in 1997. He has served as our Chief Executive Officer since November 2002, as our President since June 2000, as one of our directors since December 1997 and as our Interim Chairman of the Board since March 2004. Dr. Siegall also served as our Chief Scientific Officer from December 1997 until November 2002. Prior to co-founding Seattle Genetics, Dr. Siegall was with the Bristol-Myers Squibb Pharmaceutical Research Institute from 1991 to 1997, most recently as a Principal Scientist. From 1988 to 1991, Dr. Siegall was a Staff Fellow/Biotechnology Fellow at the National Cancer Institute, National Institutes of Health. Dr. Siegall received a Ph.D. in Genetics from George Washington University and a B.S. in Zoology from the University of Maryland. He serves on the Board of Directors of the Washington Biotechnology and Biomedical Association (WBBA), as a member of the Emerging Companies Section Governing Body of the Biotechnology Industry Organization (BIO) and the Board of Governors of the Fred Hutchinson Cancer Business Alliance. In addition to Seattle Genetics, Dr. Siegall serves as a director of Alder BioPharmaceuticals, Inc., a private biotechnology company.

Felix Baker, Ph.D.    Dr. Baker has served as one of our directors since July 2003 and as our Lead Director since February 2005. He is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Julian Baker, founded in 2000. Dr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life science companies. His career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Dr. Baker received a Ph.D. in Immunology and a B.S. in Biology with honors from Stanford University. In addition to Seattle Genetics, Dr. Baker serves as a director of Neurogen Corporation, Conjuchem, Inc., and Trimeris, Inc., all publicly-traded biotechnology companies.

Daniel F. Hoth, M.D.    Dr. Hoth has served as one of our directors since March 2006. He is President of Hoth Consulting, where he provides drug development and clinical trial consulting services to pharmaceutical and biotechnology companies. Previously, Dr. Hoth served as Senior Vice President and Chief Medical Officer of Axys Pharmaceuticals, Inc. (now Celera Genomics) from June 1999 to December 2001 and as Chief Medical Officer of Cell Genesys, Inc. from July 1993 to June 1997. From 1981 to 1993, he held various positions at the National Institutes of Health (NIH), including Director, Division of AIDS at the National Institute of Allergy and Infectious Diseases, and Chief of the Investigational Drug Branch of the National Cancer Institute. Before the NIH, he was on the faculty of the Georgetown University School of Medicine. Dr. Hoth received his M.D. from Georgetown University School of Medicine and his A.B. in Psychology from Franklin and Marshall College.

EXECUTIVE MANAGEMENT

The executive management of the Company who are not also directors of the Company, their ages as of May 25, 2007 and certain other information about them are set forth below:

Name of Non-Director Executive Management	Age	Company Positions/Offices
Todd E. Simpson	46	Chief Financial Officer
Pamela A. Trail, Ph.D.	51	Chief Scientific Officer
Thomas C. Reynolds, M.D., Ph.D.	48	Chief Medical Officer
Eric L. Dobmeier	38	Senior Vice President, Corporate Development
Morris Z. Rosenberg, D.Sc.	47	Senior Vice President, Development

EXECUTIVE MANAGEMENT PROFILES

Todd E. Simpson    Mr. Simpson has served as our Chief Financial Officer since October 2005. Previously, Mr. Simpson served from October 2001 to October 2005 as Vice President, Finance & Administration and Chief Financial Officer of Targeted Genetics Corporation, a biotechnology company. From January 1996 to October 2001, Mr. Simpson served as Vice President, Finance & Administration and CFO of Aastrom Biosciences, Inc., a biotechnology company. From August 1995 to December 1995, he served as Treasurer of Integra LifeSciences

Corporation, a biotechnology company, which acquired Telios Pharmaceuticals, Inc., in August 1995. From 1992 until its acquisition by Integra, he served as Vice President of Finance and CFO of Telios and in various other finance-related positions. Mr. Simpson is a certified public accountant, and from 1983 to 1992 he practiced public accounting with the firm of Ernst & Young LLP. Mr. Simpson received a B.S. in Accounting and Computer Science from Oregon State University.

Pamela A. Trail, Ph.D.    Dr. Trail has served as our Chief Scientific Officer since May 2006. From 2000 to 2006, Dr. Trail held senior research positions at Bayer Healthcare, a pharmaceutical company, including Vice President, Department of Protein Therapeutics from 2004 to 2006, Vice President, Cancer Research from 2002 to 2004 and Director, Cancer Research from 2000 to 2002. Prior to that, Dr. Trail served in various positions at Bristol-Myers Squibb Pharmaceutical Research Institute, most recently as Director, Department of Cell and Tumor Biology from 1997 to 2000. Dr. Trail received her Ph.D. in Immunology and B.S. in microbiology from the University of Connecticut and conducted her postdoctoral training at Memorial Sloan-Kettering Institute for Cancer Research.

Thomas C. Reynolds, M.D., Ph.D.    Dr. Reynolds joined the Company in March 2007 as our Chief Medical Officer. From June 2002 to March 2007, Dr. Reynolds held various positions at Zymogenetics, Inc., a biotechnology company, most recently serving as Vice President, Medical Affairs. Prior to that, Dr. Reynolds served in various positions at Targeted Genetics Corporation, including Vice President, Clinical Affairs. Dr. Reynolds received his M.D. and Ph.D. in Biophysics from Stanford University and a B.A. in Chemistry from Dartmouth College.

Eric L. Dobmeier    Mr. Dobmeier has served as our Senior Vice President, Corporate Development since February 2005. Previously, he served as our Vice President, Corporate Affairs from August 2003 to February 2005 and as our Senior Director, Legal Affairs from March 2002 to August 2003. He was also our General Counsel from March 2002 to September 2006. Prior to joining the Company, Mr. Dobmeier was with the law firms of Venture Law Group and Heller Ehrman White & McAuliffe where he represented technology companies in connection with public and private financings, mergers and acquisitions and corporate partnering transactions. Mr. Dobmeier is a former law clerk for the Honorable Spencer M. Williams of the U.S. District Court for the Northern District of California. He received a J.D. from Boalt Hall School of Law, University of California, Berkeley and an A.B. in History from Princeton University.

Morris Z. Rosenberg, D.Sc.    Dr. Rosenberg has served as our Senior Vice President, Development since October 2004 and was our Vice President, Development from July 2001 to October 2004. Previously, he was Head of Bioprocess Development at Eli Lilly & Company from July 1998 to July 2001. From August 1990 to July 1998, he held positions of increasing managerial responsibility, including Group Leader, at Biogen, Inc., a biopharmaceutical company. Dr. Rosenberg received a D.Sc. in Chemical Engineering, a M.S. and B.S. in Chemical Engineering, and a B.A. in Biology from Washington University in St. Louis, Missouri.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Global Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent” as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers (“NASD”), as affirmatively determined by the board of directors. Our Board of Directors consults with our internal and outside counsel to ensure that the Board of Directors’ determinations are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Management has reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth below, these questionnaires did not disclose any transactions, relationships or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors has determined that all of our directors are independent directors within the meaning of the applicable NASD rules except for Clay B. Siegall, our President and Chief Executive Officer and Daniel F. Hoth as a result of consulting activities provided to the Company by Dr. Hoth. In addition, the Board of Directors’ considered Mr. Gryska’s commencement of employment as Chief Financial Officer with Celgene Corporation and the relationships that the Company has with Celgene Corporation in making the determination that Mr. Gryska is independent.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2006, the Board met seven times and acted by written consent twice. On at least a quarterly basis, the Board meets in executive sessions of independent directors without management present. The Board has several committees, including a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. Each director attended at least 75% of the aggregate of Board and applicable committee meetings on which he served during 2006 for the period that he was a director or committee member.

Since February 2005, Felix Baker has served as the lead director of the Board. His duties include, among others:

•	providing leadership to the Board complementary to the Chairman of the Board;

•	working with the Chairman of the Board and Corporate Secretary to set the agenda for Board meetings;

•	chairing regular meetings of independent directors without management present; and

•	chairing Board meetings if the Chairman of the Board is not in attendance.

Compensation Committee

The Compensation Committee consists of Felix Baker (Chairman), Marc E. Lippman, Srinivas Akkaraju and David W. Gryska. The Board of Directors has determined that all of the members of the Compensation Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the NASD and Rule 16b-3 under the Exchange Act of 1934 (the “Exchange Act”) and “outside directors” pursuant to Section 162(m) of the Internal Revenue Code.

The Compensation Committee held four meetings and acted by written consent four times during 2006. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers our 1998 Stock Option Plan, 2000 Directors’ Stock Option Plan and 2000 Employee Stock Purchase Plan. The Compensation Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Compensation Committee charter can be viewed on our website at www.seattlegenetics.com.

Audit Committee

The Audit Committee consists of Douglas G. Southern (Chairman), David W. Gryska and Franklin M. Berger. The Board of Directors has determined that all of the members of the Audit Committee are “independent” as that term is defined in Rules 4200 and 4350 of the listing standards of the NASD and Rule 10A-3 of the Exchange Act. The Board of Directors has determined that Mr. Southern is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Exchange Act. The Board has determined that it will nominate Mr. Gryska to become Chairman of the Audit Committee after Mr. Southern’s term expires at the Annual Meeting.

The Audit Committee held four meetings during 2006. Among its responsibilities, the Audit Committee appoints and establishes the fees for our independent registered public accounting firm, reviews and approves the procedures we use to prepare our periodic reports, reviews and approves our critical accounting policies, reviews the independence of the independent registered public accounting firm, monitors the effectiveness of the audit effort and oversees our financial and accounting organization and our system of internal accounting controls. The Audit Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed annually and amended as necessary by the Audit Committee and the Board of Directors to ensure compliance with all applicable laws and regulations, including the Sarbanes-Oxley Act of 2002 and corporate governance standards adopted by the NASD. A copy of the Audit Committee charter can be viewed on our website at www.seattlegenetics.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Srinivas Akkaraju (Chairman), Felix Baker, Marc E. Lippman and Franklin M. Berger. The Board of Directors has determined that all of the members of the Nominating Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the NASD.

The Nominating and Corporate Governance Committee held three meetings during 2006. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as members of the Board of Directors, recommending nominees to the Board for election as directors of the Company and as members of the committees of the Board of Directors, as well as developing and recommending to the Board of Directors corporate governance guidelines and providing oversight with respect to corporate governance and ethical conduct. The Nominating and Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Nominating and Corporate Governance Committee charter can be viewed on our website at www.seattlegenetics.com.

The Nominating and Corporate Governance Committee assesses many characteristics when considering director candidates. Among the characteristics to be considered are such person’s professional background, business experience, judgment and integrity, familiarity with the biotechnology industry and applicable expertise. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board and its committees, as well as the nature and time involved in a director’s service on other boards.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If there is a vacancy on the Board as a result of a resignation or otherwise, or if the Board decides not to nominate a member for re-election or decides to add a member to the Board, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above and the Board’s needs. Current members of the Board are asked to submit suggestions as to individuals meeting the criteria described above. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we may in the future decide to retain a third-party search firm.

In accordance with our Bylaws and applicable law and subject to the rights of the holders of our Series A convertible preferred stock, recommendations for nominations for directors may be made by any stockholder of record entitled to vote for the election of directors at stockholder meetings held for such purpose. The requirements a stockholder must follow for recommending persons for election as directors are set forth in our Bylaws and the section of this Proxy Statement titled “Proposals for 2008 Annual Meeting.” If a stockholder complies with these procedures for recommending persons for election as directors, the Nominating and Corporate Governance Committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the recommended candidates and, in the exercise of the Nominating and Corporate Governance Committee’s independent judgment in accordance with the policies and procedures adopted in the Nominating and Corporate Governance Committee’s charter, will determine whether to recommend the candidate(s) recommended by the stockholders to the Board for inclusion in the list of candidates for election as directors at the next stockholder meeting held to elect directors.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend annual meetings of Seattle Genetics stockholders. One director attended the 2006 annual meeting of stockholders.

Communications with the Board of Directors

The Company’s Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Nevertheless, efforts are made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to Seattle Genetics, Inc., Attention: Investor Relations, 21823 - 30th Drive Southeast, Bothell, WA 98021, and the communication will be forwarded, as appropriate. If the communication regards a stockholder proposal to be considered at an annual meeting of stockholders, the methods and timing for submitting a stockholder proposal are covered on page 6 of this proxy statement under the caption “Proposals for 2008 Annual Meeting.”

Code of Ethics

The Board of Directors has adopted a Code of Ethics for all directors, officers and employees of Seattle Genetics, Inc. A copy of the Code of Ethics can be viewed on our website at www.seattlegenetics.com. We will disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics for directors, executive officers and other senior financial officers, including the name of the director or executive officer to whom the waiver was granted, on a Form 8-K filed with the SEC.

Whistleblower Policy

The Company has adopted a Whistleblower Policy applicable to its employees that provides for protection from retaliation or discrimination by the Company due to reporting issues relating to compliance with applicable laws and regulations.

DIRECTOR COMPENSATION

Our nonemployee directors receive $1,500 per Board meeting attended in person and $500 per Board meeting attended telephonically, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board meetings. Our employee directors currently receive no cash fees for Board meeting attendance but are reimbursed for reasonable and customary travel expenses. Our nonemployee directors receive $500 per committee meeting attended in person or by telephone. The Chairman of our Audit Committee, Mr. Southern, receives $1,000 per Audit Committee meeting attended. In addition, our nonemployee directors, except our Audit Committee Chairman, receive an annual retainer of $20,000, payable quarterly, for their service on the Board. Mr. Southern receives an annual retainer of $25,000, payable quarterly, for his service as the

Chairman of our Audit Committee and Dr. Lippman receives an additional annual fee of $2,000, payable quarterly, for his service as the Chairman of our Science Committee.

The Company’s Directors’ Plan provides that each person who becomes a nonemployee director of the Company is granted a nonstatutory stock option to purchase 25,000 shares of the Company’s common stock (the “Initial Option”). The Initial Option is granted on the date on which the optionee first becomes a nonemployee director of the Company. Srinivas Akkaraju and Felix Baker were not granted an Initial Option upon becoming directors of the Company.

Thereafter, on the date of each annual meeting of the Company’s stockholders, each nonemployee director is granted an additional option to purchase 10,000 shares of common stock if, on such date, he or she has served on the Board for at least six months (the “Annual Option”). Therefore, Felix Baker, Marc E. Lippman, Franklin M. Berger, Srinivas Akkaraju, David W. Gryska and Daniel F. Hoth will each receive an Annual Option under the Directors’ Plan on the date of the Annual Meeting.

Both Initial Options and Annual Options have ten year terms and are subject to adjustment to reflect any stock splits, stock dividends, combinations or similar transactions. The Annual Options become fully exercisable on the day before the anniversary of the date of grant of the Annual Option and the Initial Options become exercisable as to 1/4th of the shares subject to the Initial Option on the first anniversary of the date of grant and as to 1/36th of the remaining shares subject to the Initial Option ratably each month thereafter. The exercise price of the options is equal to the fair market value of our common stock on the Nasdaq Global Market on the date the option is granted. The options remain exercisable for up to ninety days following the optionee’s termination of service as a member of the Board of Directors, unless such termination is a result of death or disability, in which case the options remain exercisable for up to a twelve-month period (or such lesser period as is determined by the Board).

Douglas G. Southern, Marc E. Lippman, Srinivas Akkaraju, Felix Baker, Franklin M. Berger and David W. Gryska each received a stock option grant of 10,000 shares on May 19, 2006, the date of our 2006 Annual Meeting.

In the event that Proposal No. 3, the amendment to the Directors’ Plan, is not approved by the stockholders of the Company, the nonemployee directors may in the future receive option grants under the 2007 Plan if the 2007 Plan is approved by the stockholders of the Company.

Employee directors receive no additional compensation for serving on the Board of Directors.

The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2006, other than a director who also served as a named executive officer.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (d) (8)	All Other Compensation ($) (g)	Total ($) (h)
Marc E. Lippman, M.D. (1)	34,000	25,049	—	59,049
Franklin M. Berger (2)	32,500	48,167	—	80,667
Srinivas Akkaraju, M.D., Ph.D. (3)	32,500	25,049	—	57,549
David W. Gryska (4)	33,000	40,907	—	73,907
Felix Baker, Ph.D. (5)	32,500	25,049	—	57,549
Daniel F. Hoth, M.D. (6)	22,500	36,817	83,600	142,917
Douglas G. Southern (7)	38,500	27,079	—	65,579

(1)

Dr. Lippman is a member of our Compensation Committee, Nominating and Corporate Governance Committee and Science Committee. The fees earned include a $20,000 retainer, a $2,000 fee for service as our Science Committee Chairman and amounts paid for six Board meetings attended in person, four

Compensation Committee meetings attended in person or by telephone conference and two Nominating and Corporate Governance Committee meetings attended in person or by telephone conference. The option awards amount represents the dollar amount recognized for financial statement reporting purposes with respect to options held by Dr. Lippman during the fiscal year in accordance with FAS123R. This amount consisted of: (a) $10,065 with respect to the option granted on May 13, 2005; and (b) $14,984 with respect to the option granted on May 19, 2006 (the aggregate grant date fair value of such option was $24,133).

(2)	Mr. Berger is a member of our Audit Committee and Nominating and Corporate Governance Committee. The fees earned include a $20,000 retainer and amounts paid for six Board meetings attended in person, one Board meeting attended by telephone conference, four Audit Committee meetings attended in person or by telephone conference, one Nominating and Corporate Governance Committee meeting attended in person or by telephone conference and one Pricing Committee meeting attended by telephone conference in connection with the Company’s financings in the second quarter of 2006. The option awards amount represents the dollar amount recognized for financial statement reporting purposes with respect to options held by Mr. Berger during the fiscal year in accordance with FAS123R. This amount consisted of: (a) $23,118 with respect to the option granted on May 13, 2005; (b) $10,065 with respect to the option granted on May 13, 2005; and (c) $14,984 with respect to the option granted on May 19, 2006 (the aggregate grant date fair value of such option was $24,133).

(3)	Dr. Akkaraju is a member of our Compensation Committee and Nominating and Corporate Governance Committee. The fees earned include a $20,000 retainer and amounts paid for six Board meetings attended in person, one Board meeting attended by telephone conference, four Compensation Committee meetings attended in person or by telephone conference and two Nominating and Corporate Governance Committee meetings attended in person or by telephone conference. The option awards amount represents the dollar amount recognized for financial statement reporting purposes with respect to options held by Dr. Akkaraju during the fiscal year in accordance with FAS123R. This amount consisted of: (a) $10,065 with respect to the option granted on May 13, 2005; and (b) $14,984 with respect to the option granted on May 19, 2006 (the aggregate grant date fair value of such option was $24,133).

(4)	Mr. Gryska is a member of our Audit Committee and Compensation Committee. The fees earned include a $20,000 retainer and amounts paid for six Board meetings attended in person, one Board meeting attended by telephone conference, three Audit Committee meetings attended in person or by telephone conference, three Compensation Committee meetings attended in person or by telephone conference and one Pricing Committee meeting attended by telephone conference in connection with the Company’s financings in the second quarter of 2006. The option awards amount represents the dollar amount recognized for financial statement reporting purposes with respect to options held by Dr. Akkaraju during the fiscal year in accordance with FAS123R. This amount consisted of: (a) $25,923 with respect to the option granted on March 25, 2005; and (b) $14,984 with respect to the option granted on May 19, 2006 (the aggregate grant date fair value of such option was $24,133).

(5)	Dr. Baker is our Lead Director and is a member of our Compensation Committee and Nominating and Corporate Governance Committee. The fees earned include a $20,000 retainer and amounts paid for six Board meetings attended in person, one Board meeting attended by telephone conference, four Compensation Committee meetings attended in person or by telephone conference and two Nominating and Corporate Governance Committee meetings attended in person or by telephone conference. The option awards amount represents the dollar amount recognized for financial statement reporting purposes with respect to options held by Dr. Baker during the fiscal year in accordance with FAS123R. This amount consisted of: (a) $10,065 with respect to the option granted on May 13, 2005; and (b) $14,984 with respect to the option granted on May 19, 2006 (the aggregate grant date fair value of such option was $24,133).

(6)

Dr. Hoth become a member of the Board of Directors in March 2006. The fees earned include a $15,000 retainer and amounts paid for five Board meetings attended in person. The option awards amount represents the dollar amount recognized for financial statement reporting purposes with respect to options held by Dr. Hoth during the fiscal year in accordance with FAS123R. This amount consisted of $36,817 with respect to the option granted on March 9, 2006 (the aggregate grant date fair value of such option was $79,640).

The amount reported in all other compensation represents consulting fees earned by Dr. Hoth for consulting services provided by Hoth Consulting, of which Dr. Hoth is the President, to the Company during 2006.

(7)	Mr. Southern is Chairman of our Audit Committee. The fees earned include a $25,000 retainer and amounts paid for six Board meetings attended in person, one Board meetings attended by telephone conference and four Audit Committee meetings attended in person or by telephone conference. The option awards amount represents the dollar amount recognized for financial statement reporting purposes with respect to options held by Mr. Southern during the fiscal year in accordance with FAS123R. This amount consisted of: (a) $2,030 with respect to the option granted on June 3, 2002; (b) $10,065 with respect to the option granted on May 13, 2005; and (c) $14,984 with respect to the option granted on May 19, 2006 (the aggregate grant date fair value of such option was $24,133).

(8)	As of December 31, 2006, our nonemployee directors held outstanding options to purchase the following number of shares of our common stock: Dr. Baker (30,000); Dr. Hoth (25,000); Dr. Lippman (99,166); Mr. Southern (65,000); Mr. Berger (45,000); Dr. Akkaraju (30,000); and Mr. Gryska (35,000).

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR

THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

APPROVAL OF THE SEATTLE GENETICS 2007 EQUITY INCENTIVE PLAN

On February 16, 2007, the Board approved the Seattle Genetics 2007 Equity Incentive Plan (the “2007 Plan”) under which 5,000,000 shares of common stock will be reserved for issuance. The Board adopted the 2007 Plan because its current stockholder-approved equity plan, the 1998 Stock Option Plan, will expire on December 22, 2007, and the Board believes that the Company should continue to have a stockholder-approved equity compensation plan in order to make equity compensation awards to attract and retain employees. The 2007 Plan will not become effective unless it is approved by the Company’s stockholders. If the stockholders approve the 2007 Plan, this approval is intended to satisfy the stockholder approval requirements under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), so as to permit the Company to deduct under federal income tax law certain amounts paid under the 2007 Plan to executive officers that might otherwise not be deductible, and to permit the Company to grant “incentive stock options” eligible for special tax treatment under Code Section 422.

If the 2007 Plan is approved by the stockholders, the 2007 Plan will become effective on December 23, 2007, and the Company will cease granting awards under its 1998 Stock Option Plan on December 22, 2007. If the 2007 Plan is not approved by the stockholders, the 1998 Stock Option Plan will terminate on December 22, 2007 pursuant to its terms, and the Company will not have a stockholder-approved plan pursuant to which it may grant equity awards to employees.

The material terms of the 2007 Plan include the following:

•

the types of awards that may be granted are stock options (including incentive stock options and nonstatutory stock options), restricted stock, restricted stock units, stock appreciation rights and other similar types of awards;

•	the maximum number of shares of common stock that will be available for issuance under the 2007 Plan is 5,000,000 shares;

•	shares subject to awards that are canceled, expired or are forfeited (including with respect to any shares that have been issued under an award) will be available for re-grant under the 2007 Plan;

•

if an awardee pays the exercise or purchase price of an award through the tendering of shares or if award shares are withheld or tendered to satisfy applicable withholding obligations, the number of shares tendered or withheld shall become available for re-grant under the 2007 Plan;

•

the exercise price of an option or the grant date fair market value that applies to a stock appreciation right may not be reduced without stockholder approval (other than in connection with certain changes in the Company’s capitalization such as stock splits, as further described below);

•	no awardee may be granted, in any calendar year under the 2007 Plan, options or stock awards covering more than 1,000,000 shares;

•

in the event of any stock split, reverse stock split, stock dividend, spin-off, combination, reclassification of our common stock or similar change to the capital structure of the Company (effected without receipt of consideration by the Company), the Administrator shall make proportionate adjustments to (1) the number and kind of shares covered by each outstanding award under the 2007 Plan, (2) the exercise or purchase (including repurchase) price per share subject to each outstanding award under the 2007 Plan and (3) each of the share limitations under the 2007 Plan;

•	stockholder approval is required for certain types of amendments to the 2007 Plan;

•	the 2007 Plan permits the grant of awards intended to qualify as “performance-based compensation” under Code Section 162(m); and

•	the 2007 Plan will terminate in 2017 unless it is extended or terminated earlier pursuant to its terms.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote “against” the proposal.

SUMMARY OF THE 2007 PLAN

General

A copy of the 2007 Plan is attached to this Proxy Statement as Appendix A. The following description of the 2007 Plan is a summary and so is qualified by reference to the complete text of the 2007 Plan. This summary reflects the terms set forth above.

The purpose of the 2007 Plan is to enhance the long-term stockholder value of the Company by offering opportunities to eligible individuals to participate in the growth in value of the equity of the Company. Stock options and stock awards, including restricted stock, restricted stock units, stock appreciation rights and similar types of awards, may be granted under the 2007 Plan. Options granted under the 2007 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory stock options.

Administration

The 2007 Plan may be administered by the Board, a committee of the Board, or an employee of the Company delegated by the Board or the Board committee in accordance with the terms of the 2007 Plan (as applicable, the “Administrator”).

Eligibility

Awards may be granted under the 2007 Plan to employees, including officers, directors and consultants of the Company and its affiliates. Incentive stock options may be granted only to employees of the Company or its subsidiaries. As of March 19, 2007 there were approximately 151 employees and seven non-employee directors eligible to receive awards under the 2007 Plan. The Board or committee, in its discretion, selects the employees, directors and consultants to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.

Section 162(m) Limitations

Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid in a year to the company’s Chief Executive Officer or any of the four other most highly compensated officers. Stock options and other stock awards may qualify as performance-based compensation if the company satisfies certain requirements in connection with the plan under which the awards are granted. Among other requirements, the plan must be stockholder-approved and must contain a limit on the number of shares that may be granted to any one individual under the plan during a specified period. Accordingly, the 2007 Plan provides that no awardee may be granted awards covering more than 1,000,000 shares in any calendar year.

Additional requirements apply to certain forms of compensation, such as stock awards, in order for them to qualify as performance-based compensation, including a requirement that payment of the value of the awards be contingent upon achievement of performance goals that are established in a manner specified under Section 162(m) of the Code. The 2007 Plan permits the Company to issue awards incorporating performance objectives called “qualifying performance criteria.” (See “Qualifying Performance Criteria” below.)

Stockholder approval of this proposal will constitute stockholder approval of the share limitations as well as of the qualifying performance criteria for Section 162(m) purposes. Although the Company is seeking stockholder approval of the 2007 Plan in a manner that will allow awards granted thereunder to qualify as performance-based compensation under Section 162(m), it does not guarantee that awards granted hereunder will so qualify and the Company from time to time may choose to grant awards that cannot so qualify.

Terms and Conditions of Options

Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions.

Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option or a nonstatutory stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted; provided that the exercise price of an incentive stock option granted to an employee who holds more than 10% of the voting stock of the Company may not be less than 110% of the fair market value of the common stock on the date the option is granted. However, the Company may grant options with exercise prices equal to less than the fair market value of our common stock on the date of grant in connection with an acquisition by the Company of another company. The fair market value of our common stock is the closing price for the shares as quoted on the Nasdaq Global Market as of the applicable date. As of March 19, 2007, the closing price of our common stock was $7.37 per share. No option may be repriced to reduce the exercise price of such option without stockholder approval (except in connection with a change in the Company’s capitalization—see “Adjustments upon Changes in Capitalization, Change of Control or Dissolution” below).

Exercise of Option; Form of Consideration.    The Administrator determines when options vest and become exercisable and in its discretion may accelerate the vesting of any outstanding option. Our standard vesting schedule applicable to options granted to employees is 1/4th vested on the one year anniversary of the date of grant and 1/36th of the remaining shares vested monthly thereafter with all shares vested on the four year anniversary of the date of grant. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The 2007 Plan permits payment to be made by cash, check, wire transfer, other shares of our common stock (with some restrictions), broker assisted same-day sales, cancellation of debt, cashless “net exercise” arrangements, any other form of consideration permitted by applicable law and the Administrator, or any combination thereof.

Term of Option.    The term of an option may be no more than ten years from the date of grant; provided that the term of an incentive stock option granted to an employee who holds more than 10% of the voting stock of the Company may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Employment.    If an optionee’s employment terminates for any reason other than cause, death or disability, then options held by the optionee under the 2007 Plan generally will be exercisable to the extent they are vested on the termination date for a period of three months (or such other period set by the Administrator) after the termination but not after the expiration date. If an optionee’s employment terminates for cause, then the Administrator has the authority to terminate all options held by the optionee under the 2007 Plan immediately.

Generally, if an optionee’s employment terminates as a result of optionee’s death or in the event of optionee’s death within 30 days following the optionee’s termination of employment, all outstanding options that were vested and exercisable as of the date of the optionee’s death or termination of employment, if earlier, may be exercised for six months following the optionee’s death but in no event after the expiration date. Generally, if an optionee’s employment terminates as a result of the optionee’s disability, then all options to the extent they are vested and exercisable on the termination date may be exercised for one year following the termination date but in no event after the expiration date. The Administrator has the authority to extend the period of time for which an award is to remain exercisable following an awardee’s termination (taking into account limitations and consequences under the Code) but not beyond the expiration of the term of the award.

Terms and Conditions of Stock Awards

Stock awards may be restricted stock grants, restricted stock units, stock appreciation rights or other similar stock awards (including awards that do not require the awardee to pay any amount in connection with receiving the shares or that have an exercise or purchase price that is less than the grant date fair market value of our stock). Restricted stock grants are awards of a specific number of shares of our stock. Restricted stock units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. Stock appreciation rights are rights to receive cash and/or shares of our common stock based on the amount by which the exercise date fair market value of a specific number of shares exceeds the grant date fair market value of the exercised portion of the stock appreciation right.

Each stock award agreement will contain provisions regarding (i) the number of shares subject to the stock award, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria (including qualifying performance criteria), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the stock award or the shares, and (vi) such further terms and conditions, in each case not inconsistent with the 2007 Plan, as may be determined from time to time by the Administrator; provided, however, that each stock award must have a minimum vesting period of one year from the date of grant.

Nontransferability

Generally, awards granted under the 2007 Plan are not transferable other than by will or the laws of descent and distribution or to a designated beneficiary upon the awardee’s death. The Administrator may in its discretion make an award transferable to an awardee’s family member or any other person or entity as it deems appropriate.

Qualifying Performance Criteria

Qualifying performance criteria means any one or more of the performance criteria listed below, either individually, alternatively or in combination, applied to either the Company as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the award agreement: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) growth in stockholder value relative to the moving average of a peer group index; (xix) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xx) improvement in workforce diversity; (xxi) growth of revenue, operating income or net income; and (xxii) any other similar criteria.

The committee may adjust any evaluation of performance criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in the tax law, accounting principles or other such laws and provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

Deferral of Award Benefits

The Administrator may permit awardees whom it selects to defer compensation payable pursuant to the terms of an award or defer compensation arising outside the terms of the 2007 Plan pursuant to a program that provides for deferred payment in satisfaction of other compensation amounts through the issuance of one or more awards under the 2007 Plan.

Adjustments upon Changes in Capitalization, Change of Control or Dissolution

In the event of any stock split, reverse stock split, combination or reclassification of stock, stock dividend, spin-off or similar change to the capital structure of the Company effected without receipt of consideration by the Company, the Administrator shall make proportionate adjustments to (i) the number and kind of shares covered by each outstanding award under the 2007 Plan, (ii) the exercise or purchase (including repurchase) price per share subject to each outstanding award under the 2007 Plan and (iii) each of the share limitations under the 2007 Plan.

In the event of an acquisition of the Company by means of any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company or a sale of all or substantially all of the assets of the Company, so long as in any case, our stockholders of record immediately prior to the transaction hold less than 50% of the voting power of the surviving entity, the Board or committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of shares and exercise or purchase price applicable) to, each outstanding award; (ii) accelerate the vesting of options and terminate any restrictions on stock awards and/or (iii) provide for termination of awards as a result of the change in control on such terms and conditions as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the participant.

In the event of a liquidation or dissolution, any options or stock awards that have not been exercised will terminate immediately prior to the transaction.

The Administrator has the authority to accelerate vesting of outstanding awards under the 2007 Plan at any time in its sole discretion.

Amendment and Termination of the 2007 Plan

The Administrator may amend, alter or discontinue the 2007 Plan or any award agreement at any time. However, the Company will obtain stockholder approval for any amendment to the 2007 Plan if stockholder approval is necessary or desirable to comply with any applicable law or Nasdaq Global Market listing requirements. In addition, the Company will obtain stockholder approval of any of the following: (i) an increase to the shares reserved for issuance under the 2007 Plan other than an increase in connection with a change in the Company’s capitalization as described in “Adjustments upon Changes in Capitalization, Change of Control or Dissolution” above; (ii) a change of the class of persons eligible to receive awards under the 2007 Plan; (iii) a reduction in the minimum exercise prices at which options may be granted; or (iv) any amendment of outstanding options or stock appreciation rights that affects a repricing of such awards. Generally, no amendment of the 2007 Plan shall impair the rights of an outstanding award without the consent of the awardee.

New Plan Benefits

Because benefits under the 2007 Plan will depend on the Administrator’s actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by employees, officers, directors and consultants if the 2007 Plan is approved by the stockholders. No awards have been granted or promised to be granted under the 2007 Plan to any individual as of the date of this Proxy Statement.

FEDERAL INCOME TAX CONSEQUENCES

THE FOLLOWING IS A GENERAL SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS UNDER THE 2007 EQUITY INCENTIVE PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS.

Options

The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is included in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If shares are sold or otherwise disposed of before these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). The Company is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m)).

The grant of a nonstatutory option having an exercise price equal to the grant date fair market value of our common stock has no federal income tax effect on the optionee. Upon the exercise of a nonstatutory option, the optionee has taxable ordinary income (and unless limited by Section 162(m) the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a nonstatutory stock option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. The Company may allow nonstatutory stock options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such a transfer. In the case of both incentive stock options and nonstatutory stock options, special federal income tax rules apply if the Company’s common stock is used to pay all or part of the option price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Awards

Stock awards will generally be taxed in the same manner as nonstatutory stock options. Shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to the Company and are not transferable. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

The American Jobs Creation Act of 2004 added Section 409A to the Code, generally effective January 1, 2005. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer, if any, and for timing of payouts. There are significant penalties placed on the individual participant for failure to comply with Section 409A. However, it does not impact the Company’s ability to deduct deferred compensation.

Section 409A does not apply to incentive stock options, nonstatutory stock options that have an exercise price that is at least equal to the grant date fair market value and restricted stock provided there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock and no features defer the recognition of income beyond the exercise date.

Section 409A applies to restricted stock units. Grants will continue to be taxed at vesting but will be subject to new limits on terms governing when vesting may occur. If grants do not allow employees to elect further deferral on vesting or on distribution, under the proposed regulations no negative impact should attach to the grants. However, further guidance from the IRS is expected and could change the way such grants must be governed.

ACCOUNTING TREATMENT

The Company will recognize compensation expense in connection with awards granted under the 2007 Plan as required under applicable accounting standards, including under Statement of Financial Accounting Standards No. 123(R). The Company currently amortizes compensation expense associated with equity awards over an award’s requisite service period and establishes fair value of equity awards in accordance with applicable accounting standards.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR

APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3

AMENDMENT OF THE SEATTLE GENETICS 2000 DIRECTORS’ STOCK OPTION PLAN

At the Annual Meeting, you are being asked to approve an amendment to the 2000 Directors’ Stock Option Plan (the “Directors’ Plan”) to increase the number of shares of common stock available for issuance under the Directors’ Plan by an additional 500,000 shares, to an aggregate of 900,000 shares;

The Directors’ Plan was adopted by the Board in November 2000 and it became effective on March 7, 2001 after approval by the Company’s stockholders and upon effectiveness of the Company’s registration statement for its initial public offering. In February 2007, the Board approved the amendment to the Directors’ Plan to make the change described above, subject to stockholder approval.

The Board adopted this amendment because only 70,000 shares currently remain available for issuance pursuant to the Directors’ Plan, 60,000 of which are expected to be granted on May 25, 2007 to our six continuing nonemployee directors, and the Board believes that having additional shares available to issue to nonemployee directors under the Directors’ Plan are necessary to attract and retain nonemployee directors.

If the proposed amendment to the Directors’ Plan is not approved by the stockholders, the Directors’ Plan will continue in operation pursuant to its current terms.

If the proposed amendment to the Directors’ Plan is not approved by the stockholders, the Board may in the future grant options to nonemployee directors from the 2007 Plan if the 2007 Plan is approved by the stockholders. Although option grants may be made to nonemployee directors at the discretion of the Board under the 2007 Plan, we intend to continue granting options to our nonemployee directors under the Directors’ Plan and have accordingly submitted this amendment for stockholder approval.

As of March 19, 2007, options (net of expired or canceled options) covering an aggregate of 330,000 shares of our common stock had been granted under the Directors’ Plan. As of March 19, 2007, 70,000 shares of our common stock (plus any shares that might in the future be returned to the Directors’ Plan as a result of the cancellation or expiration of options or the retention of shares to pay the exercise price or withholding taxes) remain available for future grant under the Directors’ Plan.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote “against” the proposal.

SUMMARY OF THE DIRECTORS’ PLAN

General

A copy of the Directors’ Plan, as amended, is attached to this proxy statement as Appendix B. The following description of the Directors’ Plan is a summary and so is qualified by reference to the complete text of the Directors’ Plan. This summary reflects the amendment proposed above.

The purpose of the Directors’ Plan is to enhance the long-term stockholders’ value of the Company by attracting and retaining the best available personnel for service as directors of the Company, providing additional incentive to the nonemployee directors of the Company to serve as directors, and encouraging their continued service on the Board. Stock options granted under the Directors’ Plan will be non-statutory stock options which are options that are not intended to qualify as incentive stock options under Section 422 of the Code.

Administration

The Directors’ Plan is administered by the Board.

Eligibility

Non-statutory stock options may be granted under the Directors’ Plan to nonemployee directors of the Company. All option grants under the Directors’ Plan are automatic and nondiscretionary. As of March 19, 2007, the Company had seven nonemployee directors who would be eligible to participate in the Directors’ Plan. As of March 19, 2007, 50,000 shares of our common stock had been issued upon exercise of options granted under the Directors’ Plan, options to purchase 280,000 shares of our common stock were outstanding under the Directors’ Plan and 70,000 shares of our common stock remained available for future grant.

Terms and Conditions of Options

Automatic Option Grants.    Under the Directors’ Plan, each person who becomes a nonemployee director is automatically granted an option (the “Initial Option”) to purchase 25,000 shares of our common stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) on the date on which such person first becomes a nonemployee director. Each nonemployee director (including a nonemployee director who did not receive an Initial Option) is automatically granted an option (the “Annual Option”) to purchase 10,000 shares of our common stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) on the date of each annual meeting of the stockholders of the Company, provided that, the nonemployee director serves on the Board immediately after the date of such annual meeting and has served on the Board for at least six months prior to the date of such annual meeting of stockholders.

In the event that a grant would cause the number of shares subject to outstanding options plus the number of shares previously purchased upon exercise of options to exceed the number of shares available for issuance under the Directors’ Plan, then each automatic option grant provided for under the Directors’ Plan shall be for that number of shares determined by dividing the total number of shares remaining available for grant as of such date by the number of nonemployee directors receiving an option on such date. Any further grants shall then be deferred until such time, if any, as additional shares become available for grant under the Directors’ Plan through action of the stockholders to increase the number of shares which may be issued under the Directors’ Plan or through cancellation or expiration of options previously granted under the Directors’ Plan.

Exercise Price.    The exercise price of all stock options granted under the Directors’ Plan will be equal to the fair market value of our common stock on the Nasdaq Global Market on the date of grant of the option. The fair market value of our common stock is the closing sales price on the date of grant.

Vesting.    The Annual Options become fully exercisable on the day before the anniversary of the date of grant of the Annual Option and the Initial Options become exercisable as to 1/4th of the shares subject to the Initial Option on the first anniversary of the date of grant of the Initial Option and as to 1/36th of the remaining shares subject to the Initial Option ratably each month thereafter.

Form of Consideration.    The means of payment for shares issued on exercise of an option are specified in each option agreement. The Directors’ Plan permits payment to be made by cash, check, other shares of our common stock (with some restrictions) or any other method of payment as shall be permitted under applicable corporate law.

Term of Option.    The term of an option may be no more than ten years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Options.    Generally, if an optionee’s services to the Company as a director terminate other than for death or disability, vested options as of the last day of service will remain exercisable for a period of 90 days following the optionee’s termination or if earlier, the expiration of the term of such option. Unless otherwise provided for in the option agreement, if an optionee dies or becomes totally and permanently disabled while a director (or with respect to death, within three months after termination as a director), the optionee’s vested options as of the last day of service shall be exercisable for 12 months following the optionee’s death or termination as a result of disability, or if earlier, the expiration of the term of such option.

Nontransferability of Options.    Options granted under the Directors’ Plan generally are not transferable other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). Options may be exercised during the optionee’s lifetime only by the optionee or its permitted transferee.

Adjustments on Changes in Capitalization, Change of Control or Dissolution

In the event of any stock dividend, stock split, reverse stock split, combination, reclassification or similar change to the capital structure of the Company without receipt of consideration by the Company, appropriate adjustments will be made to (i) the number of shares of common stock subject to the Directors’ Plan, (ii) the number of shares of common stock that may be granted pursuant to options to any individual under the Directors’ Plan, and (iii) the exercise price and number of shares of common stock under each outstanding option. Any such adjustments shall be made by the Board of Directors, and the decision of the Board shall be final, binding and conclusive.

In the event of a change of control as defined in the Directors’ Plan, all outstanding options shall accelerate, vest in full and be fully exercisable immediately prior to the consummation of the transaction.

Amendment and Termination of the Directors’ Plan

The Board may amend or terminate the Directors’ Plan at any time. However, the Company shall obtain stockholder approval for any amendment to the Directors’ Plan to the extent necessary and desirable to comply with applicable laws and Nasdaq Global Market listing requirements. Generally, no such action by the Board or stockholders may alter or impair any option previously granted under the Directors’ Plan without the written consent of the optionee. The Directors’ Plan, as amended, terminates in March 2011.

New Plan Benefits

Since benefits under the Directors’ Plan will depend on the fair market value of common stock at various future dates and whether the nonemployee directors up for reelection at the Annual Meeting are reelected, it is not possible to determine the benefits that will be received by the nonemployee directors if the Directors’ Plan is approved by the stockholders. However, assuming that all nonemployee directors up for reelection at the Annual Meeting are reelected and no new nonemployee directors join the Board of Directors in 2007, the following table shows the number of shares of common stock issuable upon exercise of options that will be granted to the Named Executive Officers (as defined below) and named groups under the Directors’ Plan in fiscal year 2007:

Name and Position	Number of Shares (1)
Clay B. Siegall, Ph.D., President and Chief Executive Officer	—
Todd E. Simpson, Chief Financial Officer	—
Pamela A. Trail, Ph.D., Chief Scientific Officer	—
Eric L. Dobmeier, SVP, Corporate Development	—
Morris Z. Rosenberg, D.Sc., SVP, Development	—
All executive officers, as a group	—
All directors who are not executive officers, as a group	60,000
All employees who are not executive officers, as a group	—

(1)	All options granted at fair market value as of the date of grant.

FEDERAL INCOME TAX CONSEQUENCES

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS UNDER THE DIRECTORS’ PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS.

The grant of a non-statutory stock option has no federal income tax effect on the optionee. Upon the exercise of a non-statutory option, the optionee has taxable ordinary income (and unless limited by Section 162(m) of the Code, the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a non-statutory stock option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. The Company may allow non-statutory stock options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such a transfer. In addition, special federal income tax rules apply if Company common stock is used to pay all or part of the option price.

ACCOUNTING TREATMENT

The Company will recognize compensation expense in connection with awards granted under the Directors’ Plan as required under applicable accounting standards, including under Statement of Financial Accounting Standards No. 123(R). The Company currently amortizes compensation expense associated with equity awards over an award’s requisite service period and establishes fair value of equity awards in accordance with applicable accounting standards.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE AMENDMENT AND RESTATEMENT OF THE 2000 DIRECTORS’ STOCK OPTION PLAN

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has been selected as our independent registered public accounting firm for the fiscal year ending December 31, 2007. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since June 1998. In the event that ratification of this selection of independent registered public accounting firm is not approved by our stockholders, the Audit Committee will review its future selection of auditors.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR

ENDING DECEMBER 31, 2007.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is currently comprised of three independent directors and operates under a written charter originally adopted by the Board of Directors in March 2001, and reviewed on an annual basis and amended as necessary by the Audit Committee and Board of Directors.

The members of the Audit Committee are currently Douglas G. Southern (Chairman), Franklin M. Berger and David W. Gryska. Each of the members of the Audit Committee is an “independent director” as currently defined in Rules 4200 and 4350 of the listing standards of the NASD and Rule 10A-3 of the Exchange Act of 1934. The Board of Directors has also determined that Douglas G. Southern is an “audit committee financial expert” as described in applicable rules and regulations of the Securities and Exchange Commission.

The Audit Committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held four meetings during 2006. The meetings were designed to facilitate and encourage communication between the Audit Committee, management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2006 with management and the independent registered public accounting firm. The Audit Committee also instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by United States Generally Accepted Auditing Standards, including Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with PricewaterhouseCoopers LLP the issue of its independence from Seattle Genetics, Inc.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements and the audited assessment of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Audit Committee of the Board of Directors of Seattle Genetics, Inc.:

Douglas G. Southern, Chairman

Franklin M. Berger

David W. Gryska

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the years 2006 and 2005 and billed us aggregate fees for services rendered as follows:

Type of Fees	2006	2005
Audit	$497,224	$340,700
Tax	8,000	7,475
All other fees	—	1,900

Total fees	$505,224	$350,075

Audit Fees.    Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings, including fees for professional services related to our public offering in April 2006 and our issuance of common stock to entities affiliated with Baker Brothers Investments in May 2006.

Tax Fees.    Tax fees principally included tax compliance, tax advice and tax planning fees.

All other fees.    All other fees consist of an annual license fee to access a library of authoritative financial reporting and assurance literature.

In October 2006, the Audit Committee adopted an Audit and Audit-Related Services Pre-Approval Policy (the “Policy”) which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved. Proposed services either may be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”) or require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches will result in an effective and efficient procedure to pre-approve services performed by the independent auditor. As set forth in the Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. In addition, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve services not prohibited by the Policy to be performed by the Company’s independent auditor and associated fees up to $25,000, provided that the Chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee for ratification at its next regular meeting. All audit-related and non-audit related services performed by the Company’s independent auditor in 2006 were pre-approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much common stock and Series A convertible preferred stock, on an as- converted to common stock basis, was beneficially owned as of March 19, 2007 by each director, by each owner of more than five percent of our outstanding common stock, by the Named Executive Officers and by all officers and directors as a group. Unless otherwise indicated, the address of the individuals and entities below is c/o Seattle Genetics, Inc., 21823-30th Drive S.E., Bothell, WA 98021.

Name and Address	Total Common Stock Equivalents (1)	Percent of Common Stock Equivalents (2)
Felix Baker, Ph.D. (3) Baker Brothers Investments 667 Madison Ave, 17th Floor New York, NY 10021	10,355,089	15.4%

Srinivas Akkaraju, M.D., Ph.D. (4) JPMP Capital Corp. 270 Park Avenue New York, NY 10017	5,327,500	7.9%

Jonathan Gallen 299 Park Ave. New York, NY 10171	5,132,750	7.8%

FMR Corporation 82 Devonshire Street Boston, MA 02109	5,101,487	7.7%

Bill & Melinda Gates Foundation 1551 Eastlake Ave E. Seattle, WA 98102	3,521,088	5.3%

Clay B. Siegall, Ph.D. (5)	2,074,311	3.1%

Morris Z. Rosenberg, D.Sc. (6)	403,143	*

Eric L. Dobmeier (7)	270,718	*

Marc E. Lippman, M.D. (8)	161,749	*

Franklin M. Berger (9)	109,400	*

Todd E. Simpson (10)	103,957	*

Pamela A. Trail, Ph.D (11)	81,940	*

Douglas G. Southern (12)	67,000	*

David W. Gryska (13)	30,520	*

Daniel F. Hoth, M.D (14)	7,291	*

All directors & officers as a group (12 persons) (15)	18,992,618	28.3%

*	Less than one percent

(1)	Beneficial ownership is determined in accordance with SEC rules. In computing the beneficial ownership we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares of common stock beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise or otherwise, within 60 days after March 19, 2007, including conversion of the Series A convertible preferred stock into common stock.

(2)	Percentage of common stock equivalents is based on a total of 66,214,336 shares of common stock and Series A convertible preferred stock outstanding, on an as-converted to common stock basis, as of March 19, 2007. For each named person, the percentage ownership includes stock that the person has the right to acquire within 60 days after March 19, 2007, as described in Footnote 1. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person. In some cases, beneficial ownership calculations for five percent or greater stockholders are based solely on publicly-filed Schedule 13D’s or 13G’s, which five percent or greater stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2006.

(3)	Includes 3,998 shares of common stock, 31,650 shares of Series A convertible preferred stock and 49,563 shares of common stock issuable upon exercise of warrants owned by Baker/Tisch Investments, L.P., 2,220 shares of common stock, 23,080 shares of Series A convertible preferred stock and 33,475 shares of common stock issuable upon exercise of warrants owned by Baker Bros. Investments, L.P., 2,737 shares of common stock, 23,525 shares of Series A convertible preferred stock and 34,531 shares of common stock issuable upon exercise of warrants owned by Baker Bros. Investments II, L.P., 1,153,217 shares of common stock, 210,130 shares of Series A convertible preferred stock and 339,788 shares of common stock issuable upon exercise of warrants owned by Baker Biotech Fund I, L.P., 3,474,819 shares of common stock, 191,615 shares of Series A convertible preferred stock and 355,143 shares of common stock issuable upon exercise of warrants owned by Baker Brothers Life Sciences, L.P. and 75,598 shares of common stock owned by 14159, L.P. Felix Baker is a Managing Member of the investment advisors of each of the entities listed above and shares voting and dispositive power with respect to the shares held by each such entity and disclaims beneficial ownership of such shares in which he has no pecuniary interest. Also includes 30,000 shares issuable upon exercise of options exercisable within 60 days of March 19, 2007.

(4)	Includes 226,398 shares of Series A convertible preferred stock and 469,594 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners (BHCA), L.P., 55,985 shares of Series A convertible preferred stock and 101,421 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners Global Investors, L.P., 7,632 shares of Series A convertible preferred stock and 13,826 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners Global Investors A, L.P., 28,416 shares of Series A convertible preferred stock and 51,478 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners Global Investors (Cayman), L.P., 3,166 shares of Series A convertible preferred stock and 5,736 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners Global Investors (Cayman) II, L.P. and 21,039 shares of Series A convertible preferred stock and 38,114 shares of common stock issuable upon exercise of warrants owned by J.P. Morgan Partners Global Investors (Selldown), L.P. The general partner of J.P. Morgan Partners (BHCA), L.P. is JPMP Master Fund Manager, L.P. The general partner of each of J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P. and J.P. Morgan Partners Global Investors (Selldown), L.P. is JPMP Global Investors, L.P. JPMP Capital Corp., a wholly owned subsidiary of J.P. Morgan Chase & Co., a publicly traded company, is the general partner of each of JPMP Master Fund Manager, L.P. and JPMP Global Investors, L.P. Each of JPMP Master Fund Manger, L.P., JPMP Global Investors, L.P., JPMP Capital Corp., and J.P. Morgan Chase & Co. may be deemed beneficial owners of the shares held by J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., and J.P. Morgan Partners Global Investors (Cayman) II, L.P., however, the foregoing shall not be construed as an admission that such entities are the beneficial owners of the shares held by J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., and J.P. Morgan Partners Global Investors (Cayman) II, L.P. Srinivas Akkaraju, M.D., Ph.D. is a Partner with J.P. Morgan Partners, LLC and shares voting or dispositive power with respect to the shares beneficially owned by each such entity listed above and disclaims beneficial ownership of such shares in which he has no pecuniary interest. Also includes 30,000 shares issuable upon exercise of options exercisable within 60 days of March 19, 2007.

(5)	Includes 978,811 shares of common stock issuable upon exercise of options exercisable within 60 days of March 19, 2007.

(6)	Includes 403,143 shares of common stock issuable upon exercise of options exercisable within 60 days of March 19, 2007.

(7)	Includes 268,920 shares of common stock issuable upon exercise of options exercisable within 60 days of March 19, 2007.

(8)	Includes 96,249 shares of common stock issuable upon exercise of options exercisable within 60 days of March 19, 2007.

(9)	Includes 37,708 shares of common stock issuable upon exercise of options exercisable within 60 days of March 19, 2007.

(10)	Includes 103,957 shares of common stock issuable upon exercise of options exercisable within 60 days of March 19, 2007.

(11)	Includes 75,000 shares of common stock issuable upon exercise of options exercisable within 60 days of March 19, 2007.

(12)	Includes 65,000 shares of common stock issuable upon exercise of options exercisable within 60 days of March 19, 2007.

(13)	Includes 23,020 shares of common stock issuable upon exercise of options exercisable within 60 days of March 19, 2007.

(14)	Includes 7,291 shares of common stock issuable upon exercise of options exercisable within 60 days of March 19, 2007.

(15)	Includes 3,753,099 shares of common stock issuable upon exercise of options and warrants exercisable within 60 days of March 19, 2007.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than ten percent of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16 reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during the fiscal year ended December 31, 2006 all Reporting Persons complied with all applicable filing requirements, except for late filings on Form 4 by Felix Baker and affiliated entities reporting the purchase of stock on August 3, 2006 that was filed on August 8, 2006.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is comprised of four non-employee members of the Board. The Compensation Committee’s basic responsibility is to review the performance of the Company’s management in achieving corporate goals and objectives and to assure that Company management is compensated effectively in a manner consistent with the Company’s compensation philosophy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews and administers all of the Company’s compensation, equity and employee benefit plans and programs, which include the Company’s Senior Executive Annual Bonus Plan (the “Executive Bonus Plan”), 1998 Stock Option Plan, 2000 Directors’ Stock Option Plan, 2000 Employee Stock Purchase Plan and if approved at the Annual Meeting, the 2007 Equity Incentive Plan.

Compensation Philosophy and Objectives

As a biotechnology company, we operate in an extremely competitive and rapidly changing industry. We believe that the skill, talent, judgment and dedication of the executive officers and other key employees of the Company are critical factors affecting the long-term value of the Company. Therefore, our goal is to maintain a compensation program that will fairly compensate employees, attract and retain qualified employees who are able to contribute to the long-term success of the Company, incentivise future performance towards clearly defined corporate goals and align employees’ long-term interests with those of the Company’s stockholders.

At the time we make executive compensation decisions, we review individual performance, departmental performance and Company performance against individual goals, departmental goals and Company goals. Our compensation philosophy is to provide overall compensation, when targeted levels of performance are achieved, which is at the 50th percentile of pay practices of a peer group (the “Peer Group”) selected for the criteria discussed below.

The elements of compensation included in the competitive analysis generally are base salaries, annual incentives and long-term incentives. The Company generally seeks to target a mix between cash compensation and long-term equity incentives. Our decisions on compensation for executive officers are based primarily upon our assessment of (i) each individual’s performance measured against his/her individual goals; (ii) such individual’s department’s performance measured against departmental goals; and (iii) the Company’s performance measured against its corporate and strategic goals as defined by the Board of Directors. These same metrics are used by management to evaluate the performance of all Company employees. We believe that successful execution against goals is the best way to enhance long-term stockholder value. We rely upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. Factors affecting our judgments include performance compared to strategic goals established for the individual at the beginning of the year, the nature and scope of the individual’s responsibilities and effectiveness in leading management’s initiatives to achieve corporate goals. Beginning in 2006, management provides to the Compensation Committee historical and prospective breakdowns of the total compensation components for each executive officer. We also periodically consult with an executive compensation consultant and, in 2006, considered the compensation levels of the Peer Group discussed below.

Our Peer Group was selected by the Compensation Committee, executive management and our executive compensation consultant based on a review of biotechnology and pharmaceutical companies that were similar to the Company in market capitalization, development stage and business model, and in some cases location. The Peer Group in 2006 consisted of: Acadia Pharmaceuticals, AnorMED, Ariad, AVI BioPharma, Cell Genesis, CoTherix, Cytokinetics, Dendreon, Dyax, Exelixis, Genitope, Genomic Health, ImmunoGen, Nuvelo, Pharmion, QLT, Renovis, Rigel Pharmaceuticals, Sunesis Pharmaceuticals, Telik, Trubion Pharmaceuticals, Vical and Zymogenetics. The Compensation Committee reviews the Peer Group periodically to reflect changes in market capitalization and other factors and revises the companies included in the Peer Group accordingly.

The Compensation Committee measures the Company’s performance against its specific performance goals established at the beginning of the fiscal year in determining the Company’s attainment of its corporate goals, which is then applied to the framework set forth in the Company’s Executive Bonus Plan. The CEO, as the manager of the executive team, assesses the other executives’ contributions to the corporate goals, their respective departmental goals as well as achievement of their individual goals, and makes a recommendation to the Compensation Committee with respect to such individual’s attainment of his or her individual goal target and any merit increase in salary for each member of the executive team, other than himself. The Compensation Committee meets with the CEO to evaluate, discuss and modify or approve these recommendations. The Compensation Committee also conducts a similar evaluation of the CEO’s contributions to corporate goals and his achievement of individual goals when the CEO is not present, and determines such individual’s attainment of his individual goal target and merit increase in salary for the CEO.

Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with this authority, the Compensation Committee consults from time to time with Radford Surveys and Consulting (“Radford”) for advice on matters related to compensation for executive officers and other key employees. In 2006, the Compensation Committee consulted with Radford to develop recommendations for structuring our compensation programs to retain the Company’s highly experienced executive management team and to motivate management and key employees to maximize stockholder value. Since that time, the Compensation Committee has consulted with Radford periodically with respect to specific questions or as new compensation programs are considered. In 2006, Radford re-evaluated the Peer Group and assisted the Compensation Committee with consideration and analysis of employee salary and incentive programs. In addition, members of management support the Compensation Committee in its work from time to time at the Compensation Committee’s request.

Principal Elements of Compensation

Base Salaries.    Base salaries are established to attract and retain talented executive personnel. Base salary for the CEO and the other executive officers is established based on the underlying scope of their respective responsibilities, taking into account competitive market compensation by benchmarking salaries paid by our Peer Group for similar positions. The base salary for each executive officer is targeted at the 50th percentile based on the data from our Peer Group as well as data from the 2006 Radford Biotechnology Executive Total Compensation Survey. Salary adjustments are based on competitive market salaries and general levels of market increases in salaries, individual performance, achievement of the Company’s corporate and strategic goals and changes in job duties and responsibilities.

Annual Incentive Compensation.    Annual cash incentives for the executive officers are designed to reward performance for achieving key corporate goals, which we believe increase stockholder value. The performance metrics against which the executives are measured are clearly communicated, measurable and consistently applied, and include corporate and individual goals. The annual incentive awards for executive officers pursuant to the Executive Bonus Plan are determined on the basis of the Company’s achievement of specific corporate and individual performance goals established at the beginning of the fiscal year. The amount of an executive officer’s cash bonus is based on a target percentage of such individual’s annual base pay and is determined by the Compensation Committee at the beginning of the fiscal year on a position level basis so that all individuals with the same position level shall have the same target percentage. The executive officers at or above the level of senior vice president have a base pay target percentage of 30% and the Chief Executive Officer has a base pay target percentage of 45%. That base pay target percentage is then adjusted based on the Company’s performance and the individual executive officer’s performance over the course of the fiscal year to arrive at a final performance percentage. The Company performance percentage and/or the individual performance percentage may exceed 100% in the event the Company or the executive officer exceeds expected goals, provided that neither percentage may exceed 150%. For all executive officers, other than the Chief Executive Officer, the final performance percentage during 2006 was based 50% on the Company’s performance and 50% on the individual’s performance. The Chief Executive Officer’s final performance percentage was determined by the Compensation Committee in its sole discretion based on overall achievement of corporate and individual goals.

The corporate performance measures used in 2006 were primarily based on the advancement and completion of development and clinical activities related to our lead product candidates, including manufacturing and clinical trial initiation, hiring goals, business development transactions, financial targets and stock performance, all of which we believe strongly relate to the creation of total stockholder value. We did not achieve all of the specified goals which would have resulted in a Company performance percentage of 125%. However, these goals are intended to be difficult to achieve and the Company did achieve more than 100%, and as a result, our executive officers received more than the target percentage as set forth in the Grants of Plan-Based Awards table on page 39. Similarly, the corporate goals set for 2007 are difficult to achieve and there is no guarantee that the executive officers will receive the maximum percentage bonus available in 2007 pursuant to the Executive Bonus Plan.

The “Summary Compensation Table” on page 38 sets forth bonuses earned by the named executive officers for performance in 2006 pursuant to the Executive Bonus Plan (though paid in January of 2007).

Long-Term Incentive Compensation.    Long-term incentive compensation is designed to provide executive officers with meaningful compensation awards in order to align executives’ incentives with stockholder value creation. Generally, a significant stock option grant is made at the time that an executive officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Compensation Committee, but are generally made once a year unless such executive officer is promoted, in which case a grant will normally be made at that time. Upon hiring an executive officer, an option grant generally will be made on the last business day of the month in which the officer commences employment. Annual stock option grants to all executives are made at regularly scheduled meetings of the Compensation Committee and are generally made once each year following employee performance reviews. In 2006, we moved our annual grant process to coincide with mid-year performance reviews conducted in August and made our annual grants to all employees in September 2006. The Company does not have any program, plan or practice to time option grants to its executives or other employees in coordination with the release of material, non-public information.

In August 2006, the Compensation Committee considered annual stock option grants for current employees based on recommendations from management. Management’s option grant recommendations are developed based on the individual’s position with the Company, each employee’s performance against goals during the prior year and benchmarking information provided by Radford. The size of each new hire or promotion stock option grant made to officers is generally set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s potential for future responsibility and promotion and benchmarking data provided by Radford. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion and adjustments may be made as the Compensation Committee deems reasonable to attract candidates in the competitive environment for highly qualified employees in which we operate.

The Company does not have ownership guidelines for its officers because officer compensation is set within a typical market range and is already performance-based. In addition, we believe that ownership guidelines are rare in development-stage biotechnology companies and as such would put the Company at a competitive disadvantage compared to the Peer Group.

The exercise price of our stock options is always equal to the fair market value (the closing price on Nasdaq) of the Company’s Common Stock on the date of grant. Our stock option grants generally vest 1/4th upon the one year anniversary of the grant date and 1/36th of the remaining shares each month thereafter until such grant is fully vested on the four year anniversary of the grant date. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive to remain in the Company’s employ. Accordingly, the option will provide a return to the employee only if he or she remains in the Company’s service, and then only if the market price of the Company’s Common Stock appreciates over the option term.

Restricted stock awards have not been used although the Compensation Committee retains the discretion to award restricted stock grants in the future.

Post-Termination Protection

We do not have a severance plan for employees generally, but have provided for severance payments to executive officers through individual employment agreements with such officers. After consulting with Radford, the Company entered into employment agreements in 2006 with its executive officers at the Senior Vice President level providing for severance benefits similar to our executive officers above the Senior Vice President level who were already parties to employment agreements that provided such benefits. Generally our severance payments pursuant to these agreements are as follows: a lump sum cash payment equal to 100% of his or her annual base salary, plus a pro-rated portion of the year’s target bonus if such officer was terminated without cause or constructively terminated (collectively “Involuntarily Terminated”), except for the CEO, whose severance benefit shall equal 200% of his annual base salary if he is Involuntarily Terminated within 12 months of a change in control of the Company. In addition, all officers receive 12 months acceleration of vesting of any outstanding options if they are Involuntarily Terminated or 100% acceleration of vesting of any outstanding options if such officer is Involuntarily Terminated within 12 months after a change in control of the Company. All officers are also entitled to continuation of all health benefits for 12 months (or 24 months if the CEO is Involuntarily Terminated within 12 months of a change in control), or a lesser amount of time until the individual is re-employed with comparable insurance benefits. The Company does not provide any gross-ups based on taxes attributable to any of the severance benefits described above.

The Compensation Committee believes these severance benefits are important to protect the Company’s officers from being Involuntary Terminated prior to or after a change in control and that the amounts are reasonable when compared with similar arrangements adopted by companies in the Peer Group. In addition, the Compensation Committee believes that these severance benefits align executive and stockholder interests by enabling the executive officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the officers’ own employment. With these arrangements, the Compensation Committee sought uniformity of results among the officers based on their positions at the Company. In addition, the Compensation Committee believes that the payment-triggering event, namely, being Involuntarily Terminated, and then only when there is no misconduct by the officer, is a fair hurdle for the ensuing rewards. Information regarding these arrangements is provided in the sections “Potential Payments upon Termination or Change-in-Control” and “Employment Contracts.”

CEO Compensation

Dr. Siegall’s 2006 compensation consisted of base salary, annual bonus and stock options. The Compensation Committee determined CEO compensation using methods consistent with those used for other senior executives of the Company. In February 2006, as part of the annual officers’ compensation review, Dr. Siegall’s annualized base salary was increased in recognition of both his performance as CEO and competitive market salary levels. Dr. Siegall’s award under the Executive Bonus Plan was paid in accordance with the achievement of the pre-defined corporate performance goals. Dr. Siegall was awarded stock options in 2006 in accordance with the methods used for other senior executives. The actual awards paid in 2006 are shown in the Summary Compensation Table.

Policy on Deductibility of Named Executive Officer Compensation

In making compensation decisions affecting our executive officers, the Compensation Committee considers and, to the extent practicable and to the extent permitted by applicable law, intends to maximize the Company’s ability to deduct under applicable federal corporate income tax law compensation payments made to executive officers. Specifically, the Compensation Committee considers the requirements and the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which generally disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Compensation Committee believes that options granted under the Company’s 1998 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based compensation, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Compensation Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

Summary

The Compensation Committee believes that the Company’s compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of the Company’s stockholders. The Compensation Committee believes that the compensation of the Company’s executives’ is both appropriate and responsive to the goal of improving stockholder value.

COMPENSATION COMMITTEE REPORT (1)

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Compensation Committee:

Felix Baker, Ph.D. (Chairman)

Marc E. Lippman, M.D.

Srinivas Akkaraju, M.D., Ph.D.

David W. Gryska

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, earned by, or paid to our “principal executive officer,” “principal financial officer” and the three other highest paid executive officers whose total compensation in fiscal year 2006 exceeded $100,000 (our “Named Executive Officers”).

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)		Option Awards ($) (5) (f)	Non-Equity Incentive Plan Compensation ($) (6) (g)	All Other Compensation ($) (7) (i)		Total ($) (j)
Clay B. Siegall, Ph.D. President and CEO	2006	435,400		—		352,347	206,388	5,365		999,500

Todd E. Simpson Chief Financial Officer	2006	263,135		25,000	(1)	431,766	84,953	3,768		808,622

Pamela A. Trail, Ph.D. Chief Scientific Officer	2006	176,077	(2)	55,000	(3)	290,288	53,813	66,108	(8)	641,286

Eric L. Dobmeier SVP, Corporate Development	2006	275,473		—		298,124	103,086	4,200		680,883

Morris Z. Rosenberg, D.Sc. SVP, Development	2006	258,059		500	(4)	247,199	83,556	4,200		593,514

(1)	Consists of the second part of sign-on bonus paid to Mr. Simpson upon the six-month anniversary of his employment date.

(2)	Dr. Trail joined the Company in May 2006 and her salary on an annualized basis in 2006 was $280,000.

(3)	Consists of a sign-on bonus paid to Dr. Trail, $35,000 of which was paid upon the commencement of her employment and $20,000 of which was paid upon the six month anniversary of her employment date.

(4)	Consists of a bonus presented to Dr. Rosenberg upon his fifth anniversary with the Company.

(5)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year in accordance with FAS 123R. See Stock-based Compensation of Note 1 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 9, 2007 for a discussion of all assumptions made by the Company in determining the FAS 123R values of its equity awards.

(6)	The amounts in this column reflect the cash bonus awards to the Named Executive Officers under our Executive Bonus Plan, discussed in greater detail in “Compensation Discussion and Analysis” beginning on page 33.

(7)	Unless otherwise noted, this amount consists of insurance premiums and Company matching contributions to the Company’s 401k plan.

(8)	Includes $63,375 in relocation and housing expenses in connection with Dr. Trail’s commencement of employment with the Company in May 2006.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth each equity and non-equity award granted to our Named Executive Officers during fiscal year 2006.

	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Awards ($)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ /Sh)	Grant Date Fair Value of Stock and Option Awards
Name and Principal Position		Minimum	Target	Maximum
(a)	(b)		(d) (1)		(j) (2)	(k)	(l)
Clay B. Siegall, Ph.D.	1/31/06				100,000	5.63	358,868
President and CEO	3/23/06	98,280	196,560	294,840
	9/6/06				75,000	4.45	209,076

Todd E. Simpson	1/31/06				20,000	5.63	71,774
Chief Financial Officer	3/23/06	19,756	79,026	118,539
	9/6/06				75,000	4.45	209,076

Pamela A. Trail, Ph.D.	5/19/06				300,000	4.18	794,095
Chief Scientific Officer	5/19/06	13,125	52,500	78,750
	9/6/06				17,500	4.45	48,762

Eric L. Dobmeier	1/31/06				52,500	5.63	188,406
SVP, Corporate Development	3/23/06	21,476	85,905	128,857
	9/6/06				80,000	4.45	223,014

Morris Z. Rosenberg	1/31/06				52,500	5.63	188,406
D.Sc. SVP, Development	3/23/06	19,431	77,726	116,589
	9/6/06				65,000	4.45	181,115

(1)	Each Named Executive Officer was granted a non-equity incentive plan award pursuant to our Executive Bonus Plan on March 23, 2006, except for Dr. Trail who was granted an award upon her employment commencement date, which was May 19, 2006. Dr. Trail’s estimated amounts were pro-rated based on her employment commencement date. The payments to each Named Executive Officer were made in January 2007. The amounts shown in the “minimum” column reflect the target payment level under the Executive Bonus Plan if the Company had achieved 0% and each individual had achieved 50% of the specific performance objectives and goals previously approved by the Compensation Committee in 2006. An individual must achieve at least 50% of his or her specific performance objectives to receive any compensation under the Executive Bonus Plan. The amounts shown in the “target” column reflect the target payment level under the Executive Bonus Plan if the Company and each individual had achieved 100% of the specific performance objectives and goals previously approved by the Compensation Committee in 2006. The amounts shown in the “maximum” column reflect the target payment level under the Executive Bonus Plan if the Company and each individual had achieved 150% of the specific performance objectives and goals previously approved by the Compensation Committee in 2006. A percentage of 150% is the maximum percentage allowed for both the Company and individual specific performance objectives. Actual payouts made under the Executive Bonus Plan differed based on the actual performance objectives and goals achieved and the actual amounts paid to each Named Executive Officer for performance in 2006 are shown in the Summary Compensation Table above. The Executive Bonus Plan is discussed in greater detail in “Compensation Discussion and Analysis” beginning on page 33.

(2)

Each Named Executive Officer received an option grant on January 31, 2006 and September 6, 2006, with the exception of Dr. Trail, who joined the Company in May 2006 and received her initial option grant on May 19, 2006. Vesting of all the option grants occurs 1/4th on the one year anniversary of the grant date and 1/36th of the remaining shares thereafter on a monthly basis until the grant is fully vested on the fourth anniversary of the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding each unexercised option previously awarded to our Named Executive Officers as of December 31, 2006.

	Option Awards
Name and Principal Position (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c) (1)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Clay B. Siegall, Ph.D.	300,000	—	3.00	11/3/2010
President and CEO	400,000	—	8.43	5/21/2011
	120,000	—	6.34	2/1/2012
	58,750	1,250	3.30	1/31/2013
	36,458	13,542	10.33	2/17/2014
	35,937	39,063	5.92	1/31/2015
	—	100,000	5.63	1/31/2016
	—	75,000	4.45	9/5/2016

Total	951,145	228,855

Todd E. Simpson	72,916	177,084	5.20	10/4/2015
Chief Financial Officer	—	20,000	5.63	1/31/2016
		75,000	4.45	9/5/2016

Total	72,916	272,084

Pamela A. Trail, Ph.D.	—	300,000	4.18	5/19/2016
Chief Scientific Officer	—	17,500	4.45	9/5/2016

Total	—	317,500

Eric L. Dobmeier	145,000	—	5.25	3/29/2012
SVP, Corporate Development	15,627	—	2.77	10/23/2012
	13,956	417	3.30	1/31/2013
	33,333	6,667	5.81	8/29/2013
	18,229	6,771	10.33	2/17/2014
	14,583	10,417	6.74	8/20/2014
	19,166	20,834	5.92	1/31/2015
	22,916	27,084	5.07	3/1/2015
	—	52,500	5.63	1/31/2016
	—	80,000	4.45	9/5/2016

Total	282,810	204,690

Morris Z. Rosenberg, D.Sc.	240,000	—	6.72	7/9/2011
SVP, Development	60,000	—	6.34	2/1/2012
	11,750	250	3.30	1/31/2013
	10,937	4,063	10.33	1/30/2014
	14,583	10,417	6.74	8/20/2014
	27,083	22,917	6.06	10/29/2014
	14,375	15,625	5.92	1/31/2015
	—	52,500	5.63	1/31/2016
	—	65,000	4.45	9/5/2016

Total	378,728	170,772

(1)	All of the unexercisable securities set forth in this column vest at a rate of 1/4th upon the one year anniversary of the grant date of such award, which is ten (10) years prior to the option expiration date set forth in column “f”, and 1/36th of the remaining unvested shares thereafter until the award is fully vested on the fourth anniversary of the grant date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table reflects the potential payments and benefits to which the Named Executive Officers would be entitled under each individual’s employment agreement with the Company. The amounts shown in the table below assume that each termination or event was effective as of December 31, 2006 and that all eligibility requirements under the respective agreement were satisfied.

	Involuntary Termination (1)
Name and Principal Position	Before or more than 12 months after a Change in Control ($)	Within 12 months of a Change in Control ($)	Upon a Change in Control (2) ($)
Clay B. Siegall, Ph.D. President and CEO
Base salary	436,800	873,600	—
Non-equity incentive plan	206,388	206,388	—
Health benefit continuation	12,679	25,358	—
Vacation payout	29,789	29,789	—
Option acceleration	23,163	68,538	68,538

Total	708,819	1,203,673	68,538

Todd S. Simpson Chief Financial Officer
Base salary	263,419	263,419	—
Non-equity incentive plan	84,953	84,953	—
Health benefit continuation	12,579	12,579	—
Vacation payout	13,758	13,758	—
Option acceleration	28,750	89,021	—

Total	403,459	463,730	—

Pamela A. Trail, Ph.D. Chief Scientific Officer
Base salary	280,000	280,000	—
Non-equity incentive plan	53,813	53,813	—
Health benefit continuation	14,052	14,052	—
Vacation payout	11,314	11,314	—
Option acceleration	141,375	360,400	—

Total	500,554	719,579	—

Eric L. Dobmeier SVP, Corporate Development
Base salary	286,350	286,350	—
Non-equity incentive plan	103,086	103,086	—
Health benefit continuation	12,696	12,696	—
Vacation payout	15,789	15,789	—
Option acceleration	26,097	78,288	—

Total	444,018	496,209	—

Morris Z. Rosenberg, D.Sc. SVP, Development
Base salary	259,087	259,087	—
Non-equity incentive plan	83,556	83,556	—
Health benefit continuation	12,696	12,696	—
Vacation payout	17,853	17,853	—
Option acceleration	18,383	57,708	—

Total	391,575	430,900	—

(1)	Each employment agreement provides that in the case of involuntary termination occurring prior to or 12 months after a change in control, such individual is entitled to receive 12 months of monthly base salary, a pro-rated portion of such individual’s annual bonus, 12 months of continued health benefits and 12 months of accelerated vesting of outstanding stock options. In the case of involuntary termination occurring within 12 months of a change in control, each individual is entitled to receive 12 months of monthly base salary, a pro-rated portion of such individual’s annual bonus, 12 months of continued health benefits and 100% acceleration of vesting of outstanding stock options, except Dr. Siegall is entitled to 24 months of monthly base salary and 24 months of continued health benefits in addition to the other benefits. See the description of each Named Executive Officer’s employment agreement set forth below in the section titled “Employment Contracts.”

(2)	Upon a change in control, Dr. Siegall is entitled to 100% acceleration of vesting of outstanding stock options.

EMPLOYMENT CONTRACTS

In October 2001, the Company entered into an employment agreement with Clay B. Siegall, our current President and Chief Executive Officer. Dr. Siegall’s employment agreement provides that he receives an annual base salary and may receive an annual bonus based upon performance criteria and financial and operational results of the Company as determined by the Compensation Committee of the Board of Directors. Dr. Siegall is also eligible to receive additional grants of stock options from time to time in the future as determined by the Compensation Committee of the Board of Directors. In the event Dr. Siegall’s employment is constructively terminated or terminated by the Company without cause (collectively, “Involuntarily Terminated”), he will be entitled to receive his monthly base salary and benefits for an additional 12 months, or 24 months in the case he is Involuntarily Terminated within 12 months of a change of control of the Company, and to continued vesting of his options during those 12 months and a pro-rata portion of his annual bonus earned up to the date of termination. The employment agreement additionally provides that, in the event of a change of control, 100% of Dr. Siegall’s stock options shall become fully vested and exercisable. Dr. Siegall’s employment is for no specified length of time, and either he or the Company has the right to terminate his employment at any time with or without cause.

In October 2005, the Company entered into an employment agreement with Todd E. Simpson, our current Chief Financial Officer. Mr. Simpson’s employment agreement provides that his starting base salary is $260,000 annually and he is eligible to receive an annual bonus at an initial incentive target of 30% of his base salary. The employment agreement additionally provides that Mr. Simpson receive a bonus of $20,000 payable upon commencement of his employment and receive an additional $25,000 payable upon the six month anniversary of his commencement date. Mr. Simpson also received an option to purchase 250,000 shares of the Company’s common stock at fair market value on the date of grant with a four year vesting period, subject to Mr. Simpson’s continued employment with the Company and the terms of the Company’s 1998 Stock Option Plan. If Mr. Simpson’s employment is Involuntarily Terminated, Mr. Simpson will be entitled to 12 months of base salary, pro-rated bonuses and health benefits continuation. Additionally, Mr. Simpson will be entitled to receive acceleration of the vesting of his outstanding stock options under certain circumstances. Mr. Simpson’s employment is for no specified length of time, and either he or the Company has the right to terminate his employment at any time with or without cause.

In May 2006, the Company entered into an employment agreement with Pamela A. Trail, our current Chief Scientific Officer. Dr. Trail’s employment agreement provides that her starting base salary is $280,000 annually and she is eligible to receive an annual bonus at an initial incentive target of 30% of her base salary. The employment agreement additionally provides that Dr. Trail receive a bonus of $35,000 payable upon commencement of her employment and receive an additional $20,000 payable upon the six month anniversary of her commencement date. Dr. Trail also received an option to purchase 300,000 shares of the Company’s common stock at fair market value on the date of grant with a four year vesting period, subject to Dr. Trail’s continued employment with the Company and the terms of the Company’s 1998 Stock Option Plan. If Dr. Trail’s employment is Involuntarily Terminated, Dr. Trail will be entitled to 12 months of base salary, pro-rated bonuses and health benefits continuation. Additionally, Dr. Trail will be entitled to receive acceleration of the vesting of her outstanding stock options under certain circumstances. Dr. Trail’s employment is for no specified length of time, and either she or the Company has the right to terminate her employment at any time with or without cause.

In September 2006, the Company entered into an employment agreement with Eric L. Dobmeier, our current Senior Vice President, Corporate Development. Mr. Dobmeier’s employment agreement provides that he receives an annual base salary of $286,350 and he is eligible to receive an annual bonus at an initial incentive target of 30% of his base salary. The employment agreement additionally provides if Mr. Dobmeier’s employment is Involuntarily Terminated, Mr. Dobmeier will be entitled to 12 months of base salary, pro-rated bonuses and health benefits continuation. Additionally, Mr. Dobmeier will be entitled to receive acceleration of the vesting of his outstanding stock options under certain circumstances. Mr. Dobmeier’s employment is for no specified length of time, and either he or the Company has the right to terminate his employment at any time with or without cause.

In September 2006, the Company entered into an employment agreement with Morriz Z. Rosenberg, our current Senior Vice President, Development. Dr. Rosenberg’s employment agreement provides that he receives an annual base salary of $259,087 and he is eligible to receive an annual bonus at an initial incentive target of 30% of his base salary. The employment agreement additionally provides if Dr. Rosenberg’s employment is Involuntarily Terminated, Dr. Rosenberg will be entitled to 12 months of base salary, pro-rated bonuses and health benefits continuation. Additionally, Dr. Rosenberg will be entitled to receive acceleration of the vesting of his outstanding stock options under certain circumstances. Dr. Rosenberg’s employment is for no specified length of time, and either he or the Company has the right to terminate his employment at any time with or without cause.

Certain Relationships and Related Party Transactions

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving any transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates in which the amount involved exceeds $120,000. The Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to the Company, the terms of the transaction, the availability of other sources for comparable services or products. The Company has entered into indemnification agreements with the Company’s directors and certain officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with the Company’s future directors and certain future officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 with respect to the shares of our common stock that may be issued under our existing equity compensation plans: our 1998 Stock Option Plan, our 2000 Directors’ Stock Option Plan and our 2000 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)		Weighted average exercise price of outstanding options, warrants and rights ($) (B)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)
Equity compensation plans approved by stockholders:
1998 Stock Option Plan	6,391,432		5.49		1,975,808	(1)
2000 Directors’ Stock Option Plan	280,000		5.17		70,000
2000 Employee Stock Purchase Plan	736,156	(2)	3.49	(2)	—	(3)
Equity compensation plans not approved by stockholders:	—		—		—

Total	7,407,588				2,045,808

(1)	The 1998 Stock Option Plan expires on December 23, 2007 and 1,975,808 represents the total amount of shares available for issuance prior to that date.

(2)	Assumes that employees will purchase the remaining 736,156 shares of common stock available for issuance under the 2000 Employee Stock Purchase Plan (“ESPP”) in July 2007 at a purchase price of $3.49 per share, which would be the purchase price if the purchase period ended March 19, 2007. Under the terms of the ESPP, shares are purchased at 85 percent of the fair market value of our common stock on either the first day of an offering period or the last day of a purchase period, whichever is lower. Therefore, the purchase price is not fixed until the July 2007 purchase date and employees may purchase the shares at a lower price per share, which could affect the weighted-average exercise price.

(3)	Assumes that employees will purchase the remaining 736,156 shares of common stock available for issuance under the ESPP in July 2007. The ESPP, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years through 2010 equal to the lesser of (i) 300,000 shares, (ii) one percent of our outstanding common stock on the last day of the immediately preceding fiscal year or (iii) such lesser number of shares as is determined by the Board of Directors.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “street name stockholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company’s Investor Relations Department at (425) 527-4000. The voting instructions sent to a street name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as described above.

Addendum A

SEATTLE GENETICS, INC.

2007 EQUITY INCENTIVE PLAN

1.    Purposes of the Plan.

The purpose of this Plan is to encourage ownership in Seattle Genetics, Inc., a Delaware corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2.    Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b) “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c) “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, the Code, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d) “Award” means a Stock Award or Option granted in accordance with the terms of the Plan.

(e) “Awardee” means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.

(f) “Award Agreement” means a Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means (i) an action or omission of Awardee which constitutes a willful and intentional material breach of any written agreement or covenant with the Company, including without limitation, Awardee’s theft or other misappropriation of the Company’s proprietary information; (ii) Awardee’s commitment of fraud, embezzlement, misappropriation of funds or breach of trust in connection with Awardee’s employment; or (iii) Awardee’s conviction of any crime which involves dishonesty or a breach of trust, or gross negligence in connection with the performance of the Awardee’s duties. The determination as to whether an Awardee is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Awardee. The foregoing definition does not in any way limit the Company’s ability to terminate an Awardee’s employment or consulting relationship at any time as provided in Section 16 below, and the term “Company” will be interpreted to include any Affiliate or successor thereto, if appropriate.

(i) “Change in Control” means any of the following, unless the Administrator provides otherwise:

i. an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company);

ii. a sale of all or substantially all of the assets of the Company, so long as in either i. or ii. above, the Company’s stockholders of record immediately prior to such transaction will, immediately after such transaction, hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity; or

iii. any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.

(j) “Code” means the United States Internal Revenue Code of 1986, as amended.

(k) “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Seattle Genetics, Inc., a Delaware corporation, or its successor.

(n) “Consultant” means any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.

(o) “Conversion Award” has the meaning set forth in Section 4(b)(xi) of the Plan.

(p) “Director” means a member of the Board.

(q) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Inside Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an Employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” of a Share on any given date means, unless otherwise required by Applicable Law, the fair market value of such Share as determined in good faith by the Administrator either through application of any reasonable valuation method or, in the absence of any method established under law, in practice or otherwise to be reasonable, then pursuant to the Administrator’s good faith conclusion that its valuation determination is reasonable; provided that, to the extent possible, such value shall be determined with reference to the closing price of the Company’s Common Stock as quoted on the applicable date on Nasdaq or the exchange or market with the greatest volume of trading in the Common Stock as of the applicable date, or if the Shares were not trading on such date, then the closing bid on the applicable date.

The Administrator may make a good faith determination that it is reasonable to use one valuation method with respect one type of transaction arising under the Plan and a different valuation method with respect to another type of Plan transaction, provided that in each case the Administrator concludes that application of the particular method results in the most accurate measure of fair market value with respect thereto.

(t) “Grant Date” means, for all purposes, the date on which the Administrator makes the determination granting an Award, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Awardee’s employment relationship with the Company.

(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “Inside Director” means a Director who is an Employee.

(w) “Nasdaq” means the Nasdaq Global Market or its successor.

(x) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(aa) “Outside Director” means a Director who is not an Employee.

(bb) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(cc) “Plan” means this Seattle Genetics, Inc. 2007 Equity Incentive Plan.

(dd) “Qualifying Performance Criteria” shall have the meaning set forth in Section 12(b) of the Plan.

(ee) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(ff) “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock between the Grant Date and the exercise date granted under Section 11.

(gg) “Stock Award” means an award or issuance of Shares, Stock Units, Stock Appreciation Rights or other similar awards made under Section 11 of the Plan, the grant, issuance, retention, vesting, settlement and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(hh) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(ii) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(jj) “Termination of Employment” shall mean ceasing to be an Employee, Consultant or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

(kk) “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3.    Stock Subject to the Plan.

(a) Aggregate Limits.    Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be sold or issued pursuant to Awards granted under the Plan is 5,000,000 Shares.

Shares subject to Awards granted under the Plan that are cancelled, expire or are forfeited (including without limitation, any such Shares having been issued under the Award to the Participant) shall be available for re-grant under the Plan. If an Awardee pays the exercise or purchase price of an Award granted under the Plan through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall become available for re-issuance thereafter under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b) Code Section 162(m) Share Limits.    Subject to the provisions of Section 13 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 1,000,000. Notwithstanding anything to the contrary in the Plan, the limitation set forth in this Section 3(b) shall be subject to adjustment under Section 13(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

4.    Administration of the Plan.

(a) Procedure.

i. Multiple Administrative Bodies.    The Plan shall be administered by the Board, a Committee and/or their delegates.

ii. Section 162.    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

iii. Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

iv. Other Administration.    The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code or (C) any other executive officer.

v. Delegation of Authority for the Day-to-Day Administration of the Plan.    Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

vi. Nasdaq.    The Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements.

(b) Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i. to select the Employees, Consultants and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

ii. to determine the number of shares of Common Stock or amount of cash to be covered by each Award granted hereunder;

iii. to determine the type of Award to be granted to the selected Employees, Consultants and Directors;

iii. to approve forms of Award Agreements for use under the Plan;

iv. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

v. to determine whether and under what circumstances an Option may be settled in cash under Section 8(h) instead of Common Stock;

vi. to correct administrative errors;

vii. to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

viii. to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

ix. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

x. to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 14 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

xi. to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xii. to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

xiii. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xiv. to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy or under any other Company policy relating to Company stock and stock ownership and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

xv. to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

xvi. to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision.    All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.    Eligibility.

Awards may be granted to Employees, Consultants and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.

6.    Term of Plan.

The Plan shall become effective on December 23, 2007 contingent upon approval of the stockholders of the Company. It shall continue in effect for a term of ten (10) years from the later of the date the stockholders of the Company approve the Plan or the date any amendment to add shares to the Plan is approved by stockholders of the Company, unless terminated earlier under Section 14 of the Plan.

7.    Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date.

8.    Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a) Option Agreement.    Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions on either and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i. In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.

ii. In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.

iii. Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c) No Option Repricings.    Other than in connection with a change in the Company’s capitalization (as described in Section 14(a) of the Plan), the exercise price of an Option may not be reduced without stockholder approval.

(d) Vesting Period and Exercise Dates.    Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(e) Form of Consideration.    The Participant may pay the exercise price of an Option using any of the following forms of consideration, unless the Administrator determines not to permit such form of consideration at any time including at the time of exercise:

i. cash;

ii. check or wire transfer (denominated in U.S. Dollars);

iii. subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

iv. consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

v. cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued; and also provided that Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) Shares are withheld to pay the exercise price pursuant to a “net exercise,” and (B) the remaining number of whole Shares are delivered to the Participant as a result of such exercise;

vi. such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

vii. any combination of the foregoing methods of payment.

(f) Effect of Termination on Options

i. Generally.    Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment other than as a result of circumstances described in Sections 8(f)(ii) and (iii) below, any outstanding Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee’s Termination of Employment; provided, however, that the Administrator may in the Option Agreement specify a period of time (but not beyond the expiration date of the Option) following Termination of Employment during which the Awardee may exercise the Option as to Shares that were vested and exercisable as of the date of Termination of Employment. To the extent such a period following Termination of

Employment is specified, the Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

ii. Disability of Awardee.    Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s disability, including Total and Permanent Disability, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until (A) twelve (12) months following Awardee’s Termination of Employment as a result of Awardee’s disability, including Total and Permanent Disability or (B) the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

iii. Death of Awardee.    Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death or in the event of the death of an Awardee within thirty (30) days following an Awardee’s Termination of Employment, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death, or if earlier the date of Termination of Employment, may be exercised until the earlier of (A) six (6) months following the Awardee’s death or (B) the expiration of the term of such Option. If an Option is held by the Awardee when he or she dies, such Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 15 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Option under the Awardee’s will or the laws of descent or distribution; provided that the Company need not accept exercise of an Option by such beneficiary, executor or administrator unless the Company has satisfactory evidence of such person’s authority to act as such. If the Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

iv. Termination for Cause.    The Administrator has the authority to cause all outstanding Options held by an Awardee to terminate immediately in their entirety upon first notification to the Awardee of the Awardee’s Termination of Employment for Cause. If an Awardee’s employment or consulting relationship with the Company is suspended pending an investigation of whether the Awardee shall be terminated for Cause, the Administrator has the authority to cause all the Awardee’s rights under all outstanding Options to be suspended during the investigation period in which event the Awardee shall have no right to exercise any outstanding Options.

v. Other Terminations of Employment.    The Administrator may provide in the applicable Option Agreement for different treatment of Options upon Termination of Employment of the Awardee than that specified above.

vi. Extension of Exercise Period.    The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following an Awardee’s Termination of Employment from the periods set forth in Sections 8(f)(ii) and (iii) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

(g) Leave of Absence.    The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services

Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(h) Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Awardee at the time that such offer is made.

9.    Incentive Stock Option Limitations/Terms.

(a) Eligibility.    Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b) $100,000 Limitation.    Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Transferability.    An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.

(d) Exercise Price.    The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(e) Other Terms.    Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10.    Exercise of Option.

(a) Procedure for Exercise.

i. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Option Agreement.

ii. An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of all applicable withholding taxes.

iii. An Option may not be exercised for a fraction of a Share.

(b) Rights as a Stockholder.    The Company shall issue (or cause to be issued) such Shares as administratively practicable after the Option is exercised. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

11.    Stock Awards.

(a) Stock Award Agreement.    Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria), if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator; provided, however, that each Stock Award must have a minimum vesting period of one (1) year from the Grant Date.

(b) Restrictions and Performance Criteria.    The grant, issuance, retention, vesting and/or settlement of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Unless otherwise permitted in compliance with the requirements of Code Section 162(m) with respect to an Award intended to comply as “performance-based compensation” thereunder, the Committee shall establish the Qualifying Performance Criteria applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period, or (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable Qualifying Performance Criteria remains substantially uncertain.

(c) Forfeiture.    Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Employment, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased or earned any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.

(d) Rights as a Stockholder.    Unless otherwise provided by the Administrator in the Award Agreement, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall not be entitled to receive dividend payments or any credit therefore as if he or she was an actual stockholder.

(e) Stock Appreciation Rights.

i. General.    Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Board may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Board. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement.

ii. Exercise of Stock Appreciation Right.    Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the Grant Date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the Award as the Board may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Board and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

iii. Nonassignability of Stock Appreciation Rights.    Except as determined by the Administrator, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

12.    Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. Subject to Section 9(c), the Administrator may in its discretion make an Award transferable to an Awardee’s family member or any other person or entity as it deems appropriate. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b) Qualifying Performance Criteria.    For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) growth in stockholder value relative to the moving average of a peer group index; (xix) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xx) improvement in workforce diversity; (xxi) growth of revenue, operating income or net income; and (xxii) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

(c) Certification.    Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d) Discretionary Adjustments Pursuant to Section 162(m).    Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e) Compliance with Section 409A.    Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A and the Guidance) or, if earlier, the date of the Participant’s death.

(f) Deferral of Award Benefits.    The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to (a) defer compensation payable pursuant to the terms of an Award, or (b) defer compensation arising outside the terms of this Plan pursuant to a program that provides for deferred payment in satisfaction of such other compensation amounts through the issuance of one or more Awards. Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Program”) under this Plan to govern the form of Award Agreements participating in such Program. Any such Award Agreement or Program shall specify the treatment of dividends or dividend equivalent rights (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A and the Guidance, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A and the Guidance.

13.    Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.    Subject to any required action by the stockholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, (ii) the exercise or purchase (including repurchase) price per Share subject to each such outstanding Award and (iii) each of the Share limitations set forth in Section 3 of the Plan, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of the Common Stock, or any other similar increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent an Award has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of the transaction. In addition, the Administrator may provide that any Company repurchase option or forfeiture applicable to any Shares purchased upon exercise of an Option or covered by a Stock Award shall lapse as to all such Shares, provided the proposed liquidation or dissolution takes place at the time and in the matter contemplated.

(c) Change in Control.    In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of Shares and exercise or purchase price applicable) to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Stock Awards and/or (iii) provide for termination of Awards as a result of the Change in Control on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash or other payment to the Participant.

For purposes of this Section 13(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in Section 13(a)); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

14.    Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law. To the extent required to comply with Section 162(m), the Company shall seek re-approval of the Plan from time to time by the stockholders. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:

i. increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 13 of the Plan;

ii. reduce the minimum exercise prices at which Options may be granted under the Plan (as set forth in Section 8(b));

iii. result in a repricing of Options or Stock Appreciation Rights; or

iv. change the class of persons eligible to receive Awards under the Plan.

(b) Effect of Amendment or Termination.    No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements.    Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

15.    Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.    No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee, Consultant or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

17.    Legal Compliance.

Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

18.    Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.    Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

20.    Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Washington. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

21.    Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares.    The non-issuance or sale of Shares (including under Section 17 above) as to which the Company has been unable, or the Administrator deems it infeasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences.    Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder. The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

(c) Forfeiture.    The requirement that Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.

22.    Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

Addendum B

SEATTLE GENETICS, INC.

2000 DIRECTORS’ STOCK OPTION PLAN

1. Purposes of the Plan.    The purposes of this Directors’ Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be nonstatutory stock options.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Change of Control” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” means the Common Stock of the Company.

(e) “Company” means Seattle Genetics, Inc., a Delaware corporation.

(f) “Continuous Status as a Director” means the absence of any interruption or termination of service as a Director.

(g) “Director” means a member of the Board.

(h) “Employee” means any person, including any officer or Director, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Option” means a stock option granted pursuant to the Plan. All options shall be nonstatutory stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

(k) “Optioned Stock” means the Common Stock subject to an Option.

(l) “Optionee” means an Outside Director who receives an Option.

(m) “Outside Director” means a Director who is not an Employee.

(n) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(o) “Plan” means this 2000 Directors’ Stock Option Plan.

(p) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(q) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.    Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 900,000 Shares of Common Stock (the “Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan has been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock that are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option, or any withholding taxes due with respect to such exercise, shall be treated as not issued and shall continue to be available under the Plan. If Shares that were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

4. Administration of and Grants of Options under the Plan.

(a) Administrator.    Except as otherwise required herein, the Plan shall be administered by the Board.

(b) Procedure for Grants.    All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii) Each person who is an Outside Director on the effective date of this Plan (as determined under Section 6 below) shall on such date be automatically granted an Option to purchase 25,000 Shares (an “Initial Option”) provided that such Outside Director had not previously been granted any stock options by the Company. In addition, each Outside Director shall on the date on which such person first becomes an Outside Director after the effective date of this Plan, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy, be automatically granted an Initial Option.

(iii) Each Outside Director, including an Outside Director who did not receive an Initial Option grant, shall be automatically granted an Option to purchase 10,000 Shares (the “Annual Option”) on the date of each Annual Meeting of the Company’s shareholders immediately following which such Outside Director is serving on the Board, provided that, on such date, he or she shall have served on the Board for at least six (6) months prior to the date of such Annual Meeting.

(iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Option on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(v) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any grant of an Option made before the Company has obtained stockholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 17 hereof.

(vi) The terms of each Initial Option granted hereunder shall be as follows:

(1) each Initial Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 below;

(2) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of each Initial Option, determined in accordance with Section 8 hereof;

(3) each Initial Option shall vest and become exercisable at the rate of twenty five percent (25%) of the Shares subject to the Initial Option on the first anniversary of the date of grant of the Initial Option and 1/36 of the remaining Shares subject to the Initial Option each month thereafter.

(vii) The terms of each Annual Option granted hereunder shall be as follows:

(1) each Annual Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 below;

(2) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of each Annual Option, determined in accordance with Section 8 hereof;

(3) each Annual Option shall vest and become exercisable at the rate of one hundred percent (100%) of the Shares subject to the Annual Option on the day before the first anniversary of the date of grant of the Annual Option.

(c) Powers of the Board.    Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8 of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(d) Effect of Board’s Decision.    All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

(e) Suspension or Termination of Option.    If the Chief Executive Officer or his or her designee reasonably believes that an Optionee has committed an act of misconduct, such officer may suspend the Optionee’s right to exercise any option pending a determination by the Board (excluding the Outside Director accused of such misconduct). If the Board (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any Option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee’s behalf at a hearing before the Board or a committee of the Board.

5. Eligibility.    Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) above. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6. Term of Plan; Effective Date.    The Plan shall become effective on the effectiveness of the registration statement under the Securities Act of 1933, as amended, relating to the Company’s initial public offering of securities. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

7. Term of Options.    The term of each Option shall be ten (10) years from the date of grant thereof unless an Option terminates sooner pursuant to Section 9 below.

8. Exercise Price and Consideration.

(a) Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

(b) Fair Market Value.    The fair market value shall be determined by the Board; provided however that in the event the Common Stock is traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the closing sales price on such system or exchange on the date of grant of the Option (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal, or if there is a public market for the Common Stock but the Common Stock is not traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System).

(c) Form of Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

9. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) above; provided however that no Options shall be exercisable prior to stockholder approval of the Plan in accordance with Section 17 below has been obtained.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the

Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Continuous Status as a Director.    If an Outside Director ceases to serve as a Director, he or she may, but only within ninety (90) days after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

(c) Disability of Optionee.    Notwithstanding Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within twelve (12) months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

(d) Death of Optionee.    In the event of the death of an Optionee: (A) during the term of the Option who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, or (B) three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or the date of termination, as applicable. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that an Optionee was not entitled to exercise the Option at the date of death or termination or if he or she does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

10. Nontransferability of Options.    The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

11. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of Shares of Common Stock set forth in Sections 4(b)(ii), (iii) and (iv) above, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company) or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) Change of Control.    In the event of any transaction that qualifies as a Change of Control and notwithstanding whether or not outstanding Options are assumed, substituted for or terminated in connection with the transaction, the vesting of each outstanding Option shall accelerate in full such that each Optionee shall have the right to exercise his or her Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable, immediately prior to consummation of the transaction.

For purposes of this Section 11(b), an Option shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon such Change of Control, each Optionee would be entitled to receive upon exercise of an Option the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of such transaction if the Optionee had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Option at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in this Section 11); provided however that if such consideration received in the transaction was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

(c) Certain Distributions.    In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option to reflect the effect of such distribution.

12. Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

13. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation.

(b) Effect of Amendment or Termination.    Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14. Conditions Upon Issuance of Shares.    Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the legal requirements relating to the administration of stock option plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange or Nasdaq rules or regulations to which the Company may be subject and the applicable laws of any other country or jurisdiction where Options are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time (the “Applicable Laws”). Such compliance shall be determined by the Company in consultation with its legal counsel.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

15. Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Option Agreement.    Options shall be evidenced by written option agreements in such form as the Board shall approve.

17. Stockholder Approval.    If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company. Such stockholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

PROXY FOR HOLDERS OF COMMON STOCK OF

SEATTLE GENETICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SEATTLE GENETICS, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2007.

The undersigned holder of common stock of Seattle Genetics, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 17, 2007, and hereby appoints Clay B. Siegall and Eric L. Dobmeier, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Friday, May 25, 2007 at 11:00 a.m., local time, at 21823 – 30th Drive S.E., Bothell, Washington, 98021 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF TWO DIRECTORS; (2) FOR APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN; (3) FOR AMENDMENT OF THE 2000 DIRECTORS’ STOCK OPTION PLAN; (4) FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ    FOLD AND DETACH HERE    Δ

You can now access your Seattle Genetics, Inc. account online.

Access your Seattle Genetics, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Seattle Genetics, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• Make address changes
• View certificate history	• Obtain a duplicate 1099 tax form
• View book-entry information	• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

****TRY IT OUT****

www.melloninvestor.com/isd/

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER:                                         1-800-370-1163

						Mark Here for Address Change or Comments	☐
						PLEASE SEE REVERSE SIDE

The Company’s Board of Directors recommends a vote FOR the directors listed below and a vote FOR proposal 2, FOR proposal 3 and FOR proposal 4.						Please mark your votes as indicated in this example	☒

1.	ELECTION OF DIRECTORS Nominees:			3.	PROPOSAL TO AMEND THE 2000 DIRECTORS’ STOCK OPTION PLAN:	FOR AGAINST ABSTAIN ☐ ☐ ☐
		FOR the nominees listed below.	WITHHOLD authority to vote for the nominees listed below.
01 Marc E. Lippman 02 Franklin M. Berger		☐	☐	4.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007:	FOR AGAINST ABSTAIN ☐ ☐ ☐
Withhold authority for the following nominee only (write the name of the nominee in the space below):
2.	PROPOSAL TO APPROVE THE 2007 EQUITY INCENTIVE PLAN:	FOR AGAINST ABSTAIN ☐ ☐ ☐

Signature	Signature	Date

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Δ    FOLD AND DETACH HERE    Δ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/sgen Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card

and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement

on the internet at http://www.seattlegenetics.com/news/index.htm

PROXY FOR HOLDERS OF SERIES A CONVERTIBLE PREFERRED STOCK OF

SEATTLE GENETICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SEATTLE GENETICS, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2007.

The undersigned holder of Series A convertible preferred stock of Seattle Genetics, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 17, 2007, and hereby appoints Clay B. Siegall and Eric L. Dobmeier, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Friday, May 25, 2007 at 11:00 a.m., local time, at 21823 – 30th Drive S.E., Bothell, Washington, 98021 and at any adjournment or postponement thereof, and to vote all shares of Series A convertible preferred stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN; (2) FOR AMENDMENT OF THE 2000 DIRECTORS’ STOCK OPTION PLAN; (3) FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ    FOLD AND DETACH HERE    Δ

							Mark Here for Address Change or Comments		☐
PLEASE SEE REVERSE SIDE

The Company’s Board of Directors recommends a vote FOR proposal 2, FOR proposal 3 and FOR proposal 4.							Please mark your votes as indicated in this example		☒

2.	PROPOSAL TO APPROVE THE 2007 EQUITY INCENTIVE PLAN:	FOR	AGAINST	ABSTAIN	3.	PROPOSAL TO AMEND THE 2000 DIRECTORS’ STOCK OPTION PLAN:	FOR	AGAINST	ABSTAIN
		☐	☐	☐			☐	☐	☐

					4.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007:	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Δ    FOLD AND DETACH HERE    Δ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/sgen Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card

and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement

on the internet at http://www.seattlegenetics.com/news/index.htm